As filed with the Securities and Exchange Commission on July 25, 2019

Registration No. 333-232448

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INPIXON

(Exact name of Registrant as specified in its charter)

Nevada	7379	88-0434915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303
(408) 702-2167
(Address and telephone number of principal executive offices)

Nadir Ali
Chief Executive Officer
Inpixon
2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303
(408) 702-2167
(Name, address and telephone number of agent for service)

Copies to:

Melanie Figueroa, Esq. Mitchell Silberberg & Knupp LLP 437 Madison Ave., 25th Floor New York, NY 10022 Telephone: (917) 546-7707 Facsimile: (917) 546-7677	John D. Hogoboom, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 262-6700 Facsimile: (212) 262-7402

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Shares of common stock, $0.001 par value per share	$18,000,000		$2,182
Series A warrants to purchase shares of common stock(3)
Shares of common stock issuable upon exercise of the Series A warrants	$21,600,000		$2,618
Series B warrants to purchase shares of common stock(3)
Shares of common stock issuable upon exercise of the Series B warrants	$10,800,000		$1,309
Shares of Series 6 Convertible Preferred Stock		(4)
Shares of common stock issuable upon conversion of the Series 6 Convertible Preferred Stock(3)
Total	$50,400,000		$6,109	(5)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	No fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Series 6 Convertible Preferred Stock offered and sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and Series 6 Convertible Preferred Stock (including the common stock issuable upon conversion of the Series 6 Convertible Preferred Stock), if any, is $18,000,000.
(5)	$3,363 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 25, 2019

41,860,465 Shares of Common Stock

or

18,000 Shares of Series 6 Convertible Preferred Stock

and

Series A Warrants to Purchase up to 41,860,465 Shares of Common Stock

Series B Warrants to Purchase up to 20,930,232 Shares of Common Stock

We are offering $18.0 million of shares of our common stock, Series A warrants and Series B warrants. Each share of our common stock is being sold together with a Series A warrant to purchase one share of common stock and a Series B warrant to purchase 0.50 of a share of common stock. Each warrant will have an exercise price per share of not less than 100% but not more than 120% of the combined public offering price per share and related warrants, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. In addition, the Series A warrants also provide that, beginning 30 days after the issuance date, such warrants may be exercised at the option of the holder on a cashless basis, in whole or in part for a whole number of shares, for 0.70 of the shares that would be received upon cash exercise, if on the date of exercise, the volume weighted average price of our common stock is lower than the then applicable exercise price per share. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase shares of our newly designated Series 6 Convertible Preferred Stock, or Series 6 Preferred, convertible into a number of shares of common stock equal to $1,000 divided by the combined public offering price per share of common stock and related warrants set forth below. Each share of Series 6 Preferred is being sold together with the equivalent number of Series A warrants and Series B warrants as would have been issued to such purchaser of Series 6 Preferred if they had purchased shares of common stock based on the combined public offering price per share and related warrants. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the warrants and the conversion of the Series 6 Preferred offered hereby.

Each share of Series 6 Preferred is convertible at any time at the option of the holder, provided that the holder will be prohibited from converting the Series 6 Preferred for shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Our common stock is listed on The Nasdaq Capital Market under the symbol “INPX.” On July 23, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.43 per share. There is no established trading market for the warrants or the Series 6 Preferred and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants or the Series 6 Preferred on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants and the Series 6 Preferred will be limited.

The combined public offering price per share and related warrants will be determined between us, the underwriters and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price of our common stock used throughout this prospectus may not be indicative of the actual public offering price.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. As an emerging growth company, we are able to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We chose to “opt out” of this provision. Therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Related Warrants	Per Share of Series 6 Preferred and Related Warrants	Total
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	See “Underwriting” on page 35 for additional disclosure regarding the compensation payable to underwriters.

We anticipate that delivery of the shares of common stock, the shares of Series 6 Preferred and the related warrants against payment will be made on or about                , 2019.

Joint Book-Running Managers

Ladenburg Thalmann	Maxim Group LLC

The date of this prospectus is                , 2019

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in the documents incorporated by reference herein or any amendment hereto or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy the securities offered hereby in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the documents incorporated by reference herein or any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus, the documents incorporated by reference herein or any authorized free writing prospectus or the time of issuance or sale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

Our logo and some of our trademarks used in this prospectus remain our intellectual property. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our” and the “Company” refer collectively to Inpixon and its subsidiaries.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in the “Prospectus Summary,” “Use of Proceeds” and “Risk Factors” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	risks related to our proposed acquisition of Jibestream Inc.;

●	our ability to successfully integrate companies we acquire;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern;

●	our ability to consummate strategic transactions, which may include acquisitions, mergers, dispositions or investments;
●	uncertainty relating to the ongoing SEC investigation; and

●	our success at managing the risks involved in the foregoing items.

These risks are not exhaustive. Other sections of this prospectus, including the documents incorporated by reference herein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the matters discussed under the heading “Risk Factors” in this prospectus.

The Company

We are a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to herein as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises worldwide.

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to an arm’s length. This enables highly detailed understanding of customer journeys and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver exceptional shopping experiences.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

Our Products and Services

We provide the following products and services that may be used by any number of businesses and government agencies, including but not limited to, commercial offices, retail locations, airports, hospitals, financial institutions, hospitality venues and educational institutions.

●	Inpixon Security (formerly AirPatrol ZoneDefense) – This is a mobile security and detection suite of products that locates devices operating within a monitored area, determines their compliance with network security policies for that zone, and if the device is not compliant, can trigger policy modification of device apps and/or features either directly or via third party mobile device, application and network management tools. As explained further below, our recent acquisition of Locality Systems Inc. (“Locality”) enhanced this product by allowing us to offer Locality’s solution, which provides radio frequency (“RF”) augmentation of video monitoring systems, to our customers. Our smart school safety network technology, recently acquired from GTX Corp as explained further below, further strengthens this product line and will assist school staff and first responders with locating students during emergency situations.

●	Inpixon Intelligence (formerly AirPatrol ZoneAware) – This is a commercial product for enabling location and/or context-based marketing services and information delivery to mobile devices based on zones as small as 10 feet or as large as a square mile. The monitored areas may include a building, a campus, a mall, and outdoor regions like a downtown. Unlike other mobile locationing technologies, our technologies use passive sensors that work over both cellular and Wi-Fi networks and offer device locationing and zone-based app and information delivery accurate to within 10 feet. Additionally, unlike geo-fencing systems, our technologies are capable of simultaneously enabling different policies and delivering different apps or information to multiple devices within the same zone based on contexts such as the type of device, the device user and time of day. Our recent acquisition of Locality enhanced this product by allowing us to now offer a lower cost, Wi-Fi only solution to customers who may later upgrade to our full Inpixon Intelligence solution.

●	Shoom Products (eTearsheets; eInvoice, AdDelivery, ePaper) – The Shoom products are Cloud based applications and analytics for the media and publishing industry. These products also generate critical data analytics for the customers.

IPA Product Enhancements

As a company in the information and technology industry, keeping up with the technological advancements within the industry is critical to our long-term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information, integrating video image analytics for additional attributes, ultra-wideband technology for asset tracking and a voice-assisted analytics interface.

Corporate Structure

We have two operating subsidiaries: (i) Inpixon Canada, Inc. (100% ownership) based in Coquitlam, British Columbia; and (ii) Sysorex India (82.5% ownership) based in Hyderabad, India.

Although the subsidiaries are separate legal entities, we are currently structured by function and organized to operate in an integrated fashion as one business.

Corporate Strategy

Management continues to pursue a corporate strategy that is focused on building and developing our business as a provider of turnkey solutions ranging from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we are evaluating various strategic transactions and acquisitions of companies with technologies and intellectual property (“IP”) that complement such goals by adding technology, differentiation, customers and/or revenue. We are primarily looking for accretive opportunities that have business value and operational synergies. We believe these complimentary technologies will allow us to provide a comprehensive Indoor Positioning Platform, or one-stop shop to our customers. We believe that acquiring complementary products and/or IP will add value to the Company. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities, cash and debt financing in combinations appropriate for each acquisition. In connection with this strategy, on May 21, 2019, we acquired Locality, a technology company based near Vancouver, Canada, specializing in wireless device positioning and radio frequency (“RF”) augmentation of video surveillance systems. In addition, on June 27, 2019, we acquired certain GPS products, software, technologies, and intellectual property from GTX, a U.S. based company specializing in global positioning system (“GPS”) technologies. These transactions expand our patent portfolio and includes certain granted or licensed patents and GPS and RF technologies. Furthermore, on July 9, 2019, we entered into a Share Purchase Agreement to acquire Jibestream Inc., a provider of highly configurable indoor mapping and location platforms to expand our suite of products. Please see “Pending Acquisition – Jibestream Inc.” below for more information.

Acquisition of Locality Systems

On May 21, 2019, we completed through our subsidiary, Inpixon Canada, Inc., our acquisition of Locality pursuant to the terms of a Share Purchase Agreement. Locality is a British Columbia corporation that specializes in wireless device positioning and RF augmentation of video surveillance systems. Locality’s video management system (“VMS”) integration, currently available for a number of VMS vendors, can assist security personnel in identifying potential suspects and tracking their movements cross-camera and from one facility to another. The solution is designed to enhance traditional security video feeds by correlating RF signals with video images. Based on third-party market research, the video surveillance market is forecasted to grow from $36.9 billion in 2018 to $68.3 billion by 2023, at a compound annual growth rate, or CAGR, of 13.1%. In addition, this technology can be used within the casino management market, which is estimated to grow to $12 billion by 2025, at a CAGR of 14.8% and can help retail customers mitigate the harm caused by organized retail crime, which is estimated to cost the retail industry nearly $30 billion per year.

At closing, the owners of all of the issued and outstanding capital stock of Locality sold all of their shares in exchange for consideration of (i) USD $1,500,000 (the “Aggregate Cash Consideration”) (A) minus the amount by which the Estimated Working Capital (as defined in the Share Purchase Agreement) is less than the Working Capital Target (as defined in the Share Purchase Agreement), or (B) plus the amount by which the Estimated Working Capital is greater than the Working Capital Target (as the case may be, the “Estimated Working Capital Adjustment”), and (ii) 650,000 shares of the Company’s common stock.

The Aggregate Cash Consideration, minus or plus (as the case may be) the Estimated Working Capital Adjustment to be applied against the Aggregate Cash Consideration (which will be calculated within 90 days of closing), will be paid in installments as follows: (i) the initial installment representing $250,000 minus or plus (as the case may be) the Estimated Working Capital Adjustment, which was paid at closing; (ii) three additional installments each equal to $250,000, which will be paid every six months following closing; and (iii) one final installment representing $500,000, which will be paid on the second anniversary of closing, in each case minus the cash fees payable to the advisor in connection with the acquisition.

Acquisition of Certain Assets of GTX Corp

On June 27, 2019, we completed its acquisition of certain assets of GTX Corp (“GTX”) pursuant to the terms of an Asset Purchase Agreement. The assets consisted of a portfolio of global positioning system (“GPS”) technologies and intellectual property, including, but not limited to (a) an intellectual property portfolio that includes a registered patent, along with more than 20 pending patent applications or licenses to registered patents or pending applications relating to GPS technologies; (b) a smart school safety network (“SSSN”) solution that consists of a combination of wristbands, gateways and proprietary backend software, which rely on the Bluetooth Low-Energy protocol and a low-power enterprise wireless 2.4Ghz platform, to help school administrators identify the geographic location of students or other people or things (e.g., equipment, vehicles, tools, etc.) in order to, among other things, ensure the safety and security of students while at school; (c) a personnel equipment tracking system and ground personnel safety system, which includes a combination of hardware and software components, for a GPS and RF based personnel, vehicle and asset-tracking solution designed to provide ground situational awareness and near real-time surveillance of personnel and equipment traveling within a designated area for, among other things, government and military applications and (d) a right to 30% of royalty payments that may be received by GTX in connection with its ownership interest in Inventergy LBS, LLC (“Inventergy”) which is the owner of certain patents related to methods and systems for communicating with a tracking device (collectively, the “Assets”).

We acquired the Assets for aggregate consideration consisting of (i) $250,000 in cash delivered at the closing (the “Cash Consideration”) and (ii) 1,000,000 shares of our common stock. In addition, 100,000 of such shares are subject to certain holdback restrictions and forfeiture for the purpose of satisfying indemnification claims.

In accordance with the terms of the Asset Purchase Agreement, we agreed to file a resale registration statement within 30 days of the closing date (the “Registration Filing Deadline”), to register the shares issued to GTX for resale. In the event that such registration statement is not filed on or prior to the Registration Filing Deadline, or in the event that thereafter such registration statement is not declared effective by the SEC within 45 days of the closing date, we agreed to loan GTX, at its option, up to $50,000 per month until the earlier of the effectiveness of the registration statement or the date on which such shares may be sold without restriction in accordance with Rule 144 under the Securities Act for up to a maximum of $250,000 in the aggregate, in accordance with the terms of a promissory note attached as an exhibit to the Asset Purchase Agreement. Each promissory note will have a maturity date that is 210 days from the issue date of such note and will accrue interest at a rate of 5% per annum.

Pending Acquisition – Jibestream Inc.

On July 9, 2019, we entered into a Share Purchase Agreement (the “Purchase Agreement”), with Inpixon Canada, Inc., as purchaser, Jibestream Inc., a British Columbia corporation (“Jibestream”), each of the persons set forth on Exhibit A of the Purchase Agreement (each, a “Vendor” and collectively, the “Vendors”) and Chris Weigand, as a Vendor and Vendors’ representative, pursuant to which the Purchaser will acquire all of the issued and outstanding shares of Jibestream (the “Shares”) on the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement (the “Transaction”). As a result of the Transaction, Jibestream will become our indirect, wholly owned subsidiary.

Subject to the terms and conditions of the Purchase Agreement, the Purchaser will purchase the Shares in exchange for consideration consisting of: (i) CAD $5,000,000 (the “Cash Consideration”), plus an amount equal to all cash and cash equivalents held by Jibestream at the closing of the Transaction (the “Closing”), minus, if a negative number, the absolute value of the Estimated Working Capital Adjustment (as defined in the Purchase Agreement), minus any amounts loaned by the Purchaser to Jibestream to settle any Indebtedness (as defined in the Purchase Agreement) or other fees, minus any cash payments to the holders of outstanding options to settle any in-the-money options (the “Option Payout”), minus the deferred revenue costs of $150,000, and minus the costs associated with the audit and review of the financial statements of Jibestream required by the Purchase Agreement (collectively, the “Estimated Cash Closing Amount”); plus (ii) a number of shares of the Company’s common stock (the “Inpixon Shares”), equal to CAD $3,000,000 divided by the lesser of (a) the price per share at which shares of the Company’s common stock are issued in this offering, and (b) the average closing price of the Company’s common stock as reported or quoted by the Nasdaq Stock Market for the five trading days immediately preceding the Closing (the “Price Per Share”). To the extent that the Estimated Cash Closing Amount is a negative number, the number of Inpixon Shares will be reduced by the Estimated Cash Closing Amount divided by the Price Per Share.

Pursuant to the Purchase Agreement, we agreed to file on or before the thirtieth (30th) day from the closing date of the Transaction an “evergreen” shelf registration statement on Form S-1 or Form S-3 pursuant to Rule 415 under the Securities Act, providing for an offering of the Inpixon Shares issued pursuant to the Purchase Agreement on a continuous basis and will use best efforts to cause such registration statement to become effective no later than the date that is 30 days after the registration statement is filed, and in any event as soon as practicable after such filing.

To the extent that approval by our stockholders for the issuance of the Inpixon Shares is required by applicable Nasdaq listing rules and is not obtained prior to August 30, 2019, the Purchaser will pay the portion of the purchase price representing the Inpixon Shares in cash, and the references to the Holdback Amount (as defined below) set forth in the Purchase Agreement will refer to the corresponding cash amount paid pursuant to the foregoing.

The Purchaser will retain an amount of Inpixon Shares representing fifteen percent (15%) of the value of the Purchase Price (the “Holdback Amount”) to secure the indemnification and other obligations of the Vendors in favor of the Purchaser arising out of or pursuant to Article VIII of the Purchase Agreement and, at the option of the Purchaser, to secure the obligation of the Vendors’ to pay any adjustment to the Purchase Price pursuant to Section 2.5 of the Purchase Agreement. The Holdback Amount is to be governed by the terms and conditions set out in Section 2.6 of the Purchase Agreement, and is to be paid to the Vendors in whole or in part, or retained by the Purchaser in whole or in part, subject to the terms and conditions set out therein.

The closing of the Transaction is conditioned upon the closing of this offering and certain other customary conditions. We can give no assurance that the terms and conditions will be met and that the Transaction will close.

Jibestream provides highly configurable indoor mapping and location technology. Its platform provides customers with a full-featured geospatial platform that integrates business data with high-fidelity indoor maps to create smart indoor spaces. This allows customers to create multi-dimensional and multi-layered indoor maps, which can be added to existing web or mobile applications. Jibestream’s technology integrates with a variety of third-party indoor positioning systems to allow for clear, contextualized indoor wayfinding and directions. We anticipate utilizing Jibestream’s mapping technology with our existing indoor positioning offerings to offer our customers a more comprehensive suite of products going forward.

Jibestream’s products have applications in any indoor space where location and wayfinding is a concern. Jibestream’s existing product solutions have been deployed in hundreds of venues worldwide and within numerous customer segments including government, airports, malls, office buildings, and hospitals.

Preliminary Second Quarter 2019 Operating Results

Our consolidated financial statements for the quarter ended June 30, 2019 are not yet available. The following expectations regarding our results for this quarterly period are solely management estimates based on currently available information. Our independent registered public accounting firm has not reviewed or performed any procedures with respect to this preliminary financial data and, accordingly, does not express an opinion or any other form of assurance with respect to this data.

Our revenues for the three months ended June 30, 2019 is expected to be between $1.3 million and $1.6 million, compared to $0.8 million for the three months ended June 30, 2018 representing an increase of approximately 54% to 78%. For the six months ended June 30, 2019, our revenues is expected to be between $2.6 million and $3.0 million, compared to $1.7 million for the six months ended June 30, 2018 representing an increase of approximately 54% to 78%. The expected increase in revenues is based on new customer acquisition and growth efforts based on our strategy to add new channel partners.

Our gross margin for the three months ended June 30, 2019 is expected to be between 72% and 74%, compared to 69% for the three months ended June 30, 2018. For the six months ended June 30, 2019, gross margin is expected to be between 73% and 75%, compared to 69% for the six months ended June 30, 2018. The expected increase in gross margin is the result of higher margin sales mix.

SEC Investigation

In February 2019, we received a subpoena from the SEC’s Division of Enforcement pursuant to a formal SEC order of investigation requiring us to produce documents and other information relating to our public announcement on January 9, 2018 that we intended to incorporate blockchain technology into our future product offerings and a public financing transaction undertaken by us in proximity to that announcement. We have cooperated with the SEC’s investigation and have provided documents and information requested in the subpoena, as modified by agreement with the SEC. Although we believe that we have fully complied with all relevant laws and regulations, there can be no assurance that the SEC will not commence an enforcement action against us or members of our management, or as to the ultimate resolution of any enforcement action that the SEC may decide to bring. Under applicable law, the SEC has the ability to impose significant sanctions on companies and individuals who are found to have violated the provisions of applicable federal securities laws, including cease and desist orders, civil money penalties, and barring individuals from serving as directors or officers of public companies. We have expended significant financial and managerial resources responding to the SEC subpoena. Defending any enforcement action brought by the SEC against us or members of our management would involve further significant expenditures and the resolution of any such enforcement action could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

Reduced disclosure of financial information in this report, limited to two years of audited financial information and two years of selected financial information.

As a smaller reporting company, each of the foregoing exemptions is currently available to us. We will cease to be an emerging growth company on December 31, 2019, or, immediately, if we issue more than $1.0 billion of non-convertible debt over a three-year-period.

The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision. Therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Coquitlam and Vancouver, British Columbia and Hyderabad, India. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

The following summary contains basic information about the offering and the securities we are offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Securities” and “Description of Securities We Are Offering.”

Common stock offered by us	41,860,465 shares, assuming a combined public offering price of $0.43 per share and related warrants, the last reported sale price of our common stock on The Nasdaq Capital Market on July 23, 2019.

Series 6 Preferred offered by us

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase up to 18,000 shares of Series 6 Preferred. Each share of Series 6 Preferred is convertible into a number of shares of common stock equal to $1,000 divided by the combined public offering price per share and related warrants set forth on the cover page of this prospectus. This prospectus also relates to the offering of the shares of common stock issuable upon conversion of such shares of Series 6 Preferred. See “Description of Securities We are Offering–Series 6 Preferred” for a discussion on the terms of the Series 6 Preferred.

Each share of Series 6 Preferred is convertible at any time at the option of the holder, provided that the holder will be prohibited from converting the Series 6 Preferred for shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Warrants offered by us

Series A warrants to purchase up to 41,860,465 shares of our common stock and Series B warrants to purchase up to 20,930,232 shares of our common stock, assuming a combined public offering price of $0.43 per share and related warrants, the last reported sale price of our common stock on The Nasdaq Capital Market on July 23, 2019. Each share of our common stock is being sold together with a Series A warrant to purchase one share of our common stock and a Series B warrant to purchase 0.50 of a share of our common stock. Each warrant will have an exercise price per share of not less than 100% but not more than 120% of the combined public offering price per share and related warrants, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date.

If at any time there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrants, the holder may exercise the warrants on a cashless basis. In addition, the Series A warrants also provide that, beginning 30 days after the issuance date, such warrants may be exercised at the option of the holder on a cashless basis, in whole or in part for a whole number of shares, for 0.70 of the shares that would be received upon cash exercise, if on the date of exercise, the volume weighted average price of our common stock is lower than the then applicable exercise price per share.

This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series A warrants and the Series B warrants.

Common stock outstanding after this offering	54,651,894 shares assuming a combined public offering price of $0.43 per share and related warrants, the last reported sale price of our common stock on The Nasdaq Capital Market on July 23, 2019. The foregoing assumes only shares of common stock are sold in this offering and none of the related warrants issued in this offering are exercised. For each share of Series 6 Preferred purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock being sold in the offering by the amount of shares of common stock issuable upon conversion of such share of Series 6 Preferred.

Use of proceeds

We currently expect to use the net proceeds from this offering as follows: (a) CAD $5,000,000, which is equal to approximately $3,744,500 based on a Canadian dollar to U.S. dollar exchange rate of 0.7489 as of March 31, 2019, as partial consideration to acquire Jibestream Inc. (See “Prospectus Summary – Pending Acquisition – Jibestream Inc.); (b) the repayment of approximately $1.9 million plus any unpaid accrued interest under that certain promissory note, dated as of June 27, 2019 (the “Note”), that is required to be repaid upon completion of this offering and (c) the remainder for general corporate purposes including research and development and sales and marketing. The Note accrues interest at a rate of 10% per annum, matures on March 27, 2020 and the net proceeds from the Note were used for general working capital purposes.

For additional information, please refer to the section entitled “Use of Proceeds” on page 23 of this prospectus.

Risk factors	See “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to purchase our securities.

Market symbol and trading	Our common stock is listed on The Nasdaq Capital Market under the symbol “INPX.” There is no established trading market for the warrants or Series 6 Preferred and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants or Series 6 Preferred on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants and Series 6 Preferred will be limited.

Unless otherwise stated, all information contained in this prospectus assumes no investor purchases shares of Series 6 Preferred in lieu of common stock in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 12,791,429 shares of our common stock outstanding as of June 30, 2019 and excludes, as of that date, the following:

●	200 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $28,119.54 per share;

●	4,912,423 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1.69 per share;

●	39 shares of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $43,392.86 per share;

●	158,224 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan, plus any additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	1,403,953 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan, plus any additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	3,978,539 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $15.18 per share;

●	202 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $4.96 per share;

●	1,100 shares of common stock reserved for issuance to investor relations firms; and

●	37,838 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $3.33 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our SEC filings including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which are incorporated by reference into this prospectus. These risk factors relate to our business, intellectual property, regulatory matters, and the ownership of our common stock. In addition, the following risk factors present material risks and uncertainties associated with this offering. The risks and uncertainties incorporated by reference into this prospectus or described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to Our Operations

We recently completed our acquisition of Locality and certain assets of GTX, which may make it difficult for potential investors to evaluate our future business. Furthermore, due to the risks and uncertainties related to the acquisition of new businesses, any such acquisition does not guarantee that we will be able to attain profitability.

On May 21, 2019 and June 27, 2019, we acquired Locality and certain assets of GTX, respectively. Our limited operating history after these acquisitions may make it difficult for potential investors to evaluate our business or prospective operations or the merits of an investment in our securities. We are subject to the risks inherent in the financing, expenditures, complications and delays characteristic of a newly combined business. In addition, while GTX and the former affiliates of Locality have indemnified the Company from any undisclosed liabilities, there may not be adequate resources to cover such indemnity. Furthermore, there are risks that the vendors, suppliers and customers of these acquired entities may not renew their relationships for which there is no indemnification. Accordingly, our business and success faces risks from uncertainties inherent to developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to successfully integrate the operations of entities or assets that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

We continue to integrate the operations of Locality and the assets acquired from GTX and this process involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management’s attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to continue to ensure that the Company maintains effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial and/or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and/or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the acquisitions and the recent reorganization, which could have a material adverse effect on our business, financial condition and/or results of operations.

Even if we are able to successfully operate the acquired businesses, we may not be able to realize the revenue and other synergies and growth that we anticipated from these acquisitions in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies current and future products as expected; and

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable.

As a result of these risks, the acquisitions and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the acquisitions and the reorganization.

Risks Related to the Sysorex Spin-off

The spin-off of Sysorex, Inc. could give rise to disputes or other unfavorable effects, which could have a material adverse effect on our business, financial position and results of operations.

On August 31, 2018, we completed the spin-off (the “Spin-off”) of our value added reseller business from our indoor positioning analytics business by way of a distribution of all the shares of common stock of our wholly owned subsidiary, Sysorex, Inc. (“Sysorex”), to our stockholders of record and certain warrant holders. Disputes with third parties could arise out of the Spin-off, and we could experience unfavorable reactions to the Spin-off from employees, investors, or other interested parties. These disputes and reactions of third parties could have a material adverse effect on our business, financial position, and results of operations. In addition, following the Spin-off, disputes between Sysorex and us could arise in connection with any of the Spin-off related agreements.

We may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may adversely affect our business.

We may not be able to achieve the full strategic and financial benefits expected to result from the Spin-off, or such benefits may be delayed or not occur at all. The Spin-off is expected to provide the following benefits, among others:

●	allow us to more effectively pursue our own distinct operating priorities and strategies, and enable our management to pursue opportunities for long-term growth and profitability, and to recruit, retain and motivate employees pursuant to compensation policies which are appropriate for our lines of business;

●	permit us to concentrate our financial resources solely on our own operations, providing greater flexibility to invest capital in our business in a time and manner appropriate for our distinct strategy and business needs; and

●	enable investors to evaluate the merits, performance and future prospects of our businesses and to invest in us separately based on these distinct characteristics.

We may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (a) the Spin-off has required significant amounts of management's time and effort, which could otherwise have been spent operating and growing our business; (b) following the Spin-off, our common stock price may be more susceptible to market fluctuations and other events particular to one or more of our products than if Sysorex were still a part of our company; and (c) following the Spin-off, our operational and financial profiles have changed such that our diversification of revenue sources has diminished, and our results of operations, cash flows, working capital, and financing requirements may be subject to increased volatility than prior to the Spin-off. Additionally, we may experience unanticipated competitive developments, including changes in the conditions of our markets that could negate the expected benefits from the Spin-off. In addition, we have incurred one-time costs in connection with the Spin-off that may negate some of the benefits we expect to achieve. If we do not realize some or all of the benefits expected to result from the Spin-off, or if such benefits are delayed, our business, financial condition, and results of operations and cash flows could be adversely affected.

Either we or Sysorex may fail to perform our obligations under the Separation and Distribution Agreement.

In connection with the Spin-off, we entered into a Separation and Distribution Agreement with Sysorex (as amended, the “Separation Agreement”), a transition services agreement, a tax matters agreement, an employee matters agreement and an assignment and assumption agreement. If we or Sysorex fail to comply with these agreements, including our respective indemnification obligations, our financial condition and results of operations could be adversely affected.

Pursuant to the terms of the Separation Agreement, we agreed to indemnify Sysorex for certain liabilities and the cost of such indemnification obligations may have a material and adverse effect on our financial performance.

Pursuant to the terms of the Separation Agreement, Sysorex agreed to indemnify us for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to hold us harmless from such liabilities, or that Sysorex’s ability to satisfy its indemnification obligation will not be impaired in the future.

In addition, third parties could also seek to hold us responsible for liabilities that Sysorex has agreed to assume, and there can be no assurance that the indemnity from Sysorex will be sufficient to protect Trinity against the full amount of such liabilities, or that Sysorex will be able to fully satisfy its indemnification obligations. In addition, insurers may attempt to deny coverage to us for liabilities associated with certain occurrences of indemnified liabilities prior to the Spin-off.

If the Spin-off, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, our company, our stockholders and Sysorex, could be subject to significant tax liabilities, and, in certain circumstances, Sysorex could be required to indemnify us for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement.

We believe that the Spin-off qualified as a transaction that is generally tax-free to our stockholders for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. We believe that a corporate level gain is likely to be triggered as a result of both pre and post-spin financings and potentially as a result of certain internal restructurings completed in anticipation of the Spin-off, but this gain should be largely or entirely offset by existing net operating losses. There are no assurances, however, that the IRS will not challenge such conclusion or that a court would sustain such a challenge.

If the Spin-off, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, our company and our stockholders could be subject to significant tax liabilities, and, in certain circumstances, Sysorex could be required to indemnify us for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement.

If the Spin-off, together with certain related transactions, fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, we would recognize taxable gain as if we had sold the Sysorex common stock in a taxable sale for its fair market value, and our stockholders who receive Sysorex shares in the Spin-off would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.

A court could deem the Spin-off to be a fraudulent conveyance and void the transaction or impose substantial liabilities upon us.

If a third party challenged the Spin-off, a court could determine that the Spin-off or certain internal restructuring transactions undertaken in connection with the Spin-off constituted a fraudulent conveyance or transfer. Fraudulent conveyances or transfers are defined to include transfers made or obligations incurred with the actual intent to hinder, delay or defraud current or future creditors or transfers made or obligations incurred for less than reasonably equivalent value when the debtor was insolvent, or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due. In such circumstances, a court could void the Spin-off or impose substantial liabilities upon us, which could adversely affect our financial condition and our results of operations. Among other things, the court could also require our stockholders to return to us some or all of the shares of Sysorex common stock issued in the Spin-off or require us to fund liabilities of Sysorex for the benefit of creditors.

We have entered into a loan arrangement with Sysorex and there can be no guarantee Sysorex will be able to repay any amounts borrowed.

We have entered into a Note Purchase Agreement with Sysorex under which Sysorex may borrow from us a principal amount up to $10.0 million (the “Note Purchase Agreement”). There can be no assurance that Sysorex will be able to repay the amounts borrowed or that the collateral Sysorex provided pursuant to the Note Purchase Agreement would be sufficient to cover any borrowed amounts in the event of a default. If Sysorex were to default, it could have an adverse material impact on our financial condition and cash flows.

Borrowings under the Note Purchase Agreement have been the primary source of operating capital for Sysorex since the Spin-off. If Sysorex is unable to fund its working capital requirements from its operations or third party sources, Sysorex may be required to curtail or cease operations and would be unable to repay amounts owed under the Note Purchase Agreement. In the event that Sysorex is unable to continue its operations, we may lose some or all of our investment, which would have a material adverse effect on our financial condition.

Sysorex has not generated sufficient cash flow to fund its working capital requirements and has relied primarily on increased borrowings under the Note Purchase Agreement to fund its operations since the Spin-off. As a result, the amount Sysorex is entitled to borrow under the Note Purchase Agreement has increased from $3.0 million to $10.0 million. If Sysorex is unable to fund its working capital requirements from its operations or third party sources, Sysorex may be required to curtail or cease operations and would be unable to repay amounts owed under the Note Purchase Agreement. In the event that Sysorex is unable to continue its operations, we may lose some or all of our investment, which would have a material adverse effect on our financial condition.

Our Chief Executive Officer and director, Nadir Ali, is also a director and Chairman of the Board of Sysorex. In addition, certain of our directors and executive officers own shares of Sysorex common stock. These interrelationships may create, or appear to create, conflicts of interest.

Mr. Ali, our chief executive officer and director, is also the chairman of the board and a director of Sysorex. Mr. Ali’s dual roles may create conflicts of interest between Mr. Ali’s obligations to our company and its shareholders and his obligations to Sysorex and its shareholders. For example, Mr. Ali may be in a position to influence whether Sysorex complies with its obligations under the Note Purchase Agreement, and whether we lend additional amounts to Sysorex, waive defaults or accelerate such indebtedness or take other steps as a secured creditor in a manner that may be viewed as contrary to the best interests of either our company might or Sysorex and their respective stockholders. In addition, Mr. Ali is required from time to time to spend a portion of his work time attending to the business and affairs of Sysorex. During such periods, he may be unable to devote sufficient time to our business.

Certain of our executive officers and directors own shares of Sysorex common stock. The continued ownership of such common stock creates or may create the appearance of a conflict of interest when these persons are faced with decisions that could have different implications for us and for Sysorex.

Risks Related to Recent Acquisitions

The risks arising with respect to the historic business and operations of GTX and Locality may be different from what we anticipate, which could significantly increase the costs and decrease the benefits of these acquisitions and materially and adversely affect our business, liquidity, capital resources or results of operations.

The risks arising with respect to the historic business and operations of GTX and Locality may be different from what we anticipate, which could significantly increase the costs and materially and adversely affect our business, liquidity, capital resources or results of operations.

In connection with the acquisition of Locality, we agreed to guaranty the full and punctual payment by our subsidiary, Inpixon Canada, Inc., of any unpaid portion of the aggregate cash consideration for the acquisition and, therefore, we may be contractually obligated to pay substantial amounts to third parties based on the inactions of our subsidiary.

In connection with the acquisition of Locality, we entered into a guaranty agreement, pursuant to which we provided the owners of Locality with a full recourse guaranty for the full and punctual payment of any unpaid portion of the aggregate cash consideration, which is equal to $1.5 million, subject to adjustment. Accordingly, if our subsidiary, Inpixon Canada, Inc., fails to pay any portion of the cash consideration, we will be contractually obligated to pay any unpaid portion to the owners, which would result in a reduction of the amount of our cash available for other purposes, which would adversely affect our business and financial condition.

Risks Relating to the Proposed Jibestream Acquisition and Jibestream’s Business and Industry

We may not close on the proposed acquisition of Jibestream.

As part of the Jibestream acquisition, we will in exchange for consideration consisting of: (i) CAD $5,000,000 (the “Cash Consideration”) (as adjusted pursuant to the Purchase Agreement)), which is equal to approximately $3,744,500 based on a Canadian dollar to U.S. dollar exchange rate of 0.7489 as of March 31, 2019 (the “Exchange Rate”); plus (ii) a number of shares of our common stock (the “Inpixon Shares”), equal to CAD $3,000,000, which is equal to $2,246,700 based on the Exchange Rate, divided by the lesser of (a) the price per share at which shares of our common stock are issued in this offering, and (b) the average closing price of our common stock as reported or quoted by The Nasdaq Stock Market for the five trading days immediately preceding the closing of the Purchase Agreement, purchase all outstanding securities of Jibestream. Because this price will not be determined until the closing of the Transaction, we may issue more shares of our common stock than anticipated at the time we signed the Purchase Agreement if the market value of our common stock declines. A portion of the funds raised in this offering will be used to pay the Cash Consideration. For more information, please see “Use of Proceeds”. The closing of the Transaction is conditioned upon the closing of this offering and certain other customary conditions, including registration of the shares of our common stock used as a portion of the purchase price. We can give no assurance that the terms and conditions will be met and that the Transaction will close. In the event we, for any reason, do not acquire Jibestream, we will use the net proceeds raised in this offering for working capital and general corporate purposes and/or to make what we believe are synergistic and/or complementary acquisitions.

Because Jibestream derives substantially all of its revenues and cash flows from sales of a limited range of products, failure of these products to satisfy customer demands or to achieve increased market acceptance would adversely affect our proposed business, results of operations, financial condition and growth prospects.

Jibestream derives and expects to continue to derive a substantial portion of its revenues and cash flows from sales of its products. As such, the market acceptance of its products is critical to our continued success. Demand for Jibestream’s products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the mobile device management market. We expect the proliferation of mobile devices to lead to an increase in the data security demands of our customers, and Jibestream’s products may not be able to scale and perform to meet those demands. If Jibestream is unable to continue to meet customer demands or to achieve more widespread market acceptance of its products, our business operations, financial results and growth prospects will be materially and adversely affected.

Jibestream financial statements have been prepared assuming that such company will continue as a going concern.

The audited financial statements of Jibestream for the fiscal years ended December 31, 2018 and 2017 have been prepared assuming such company will continue as a going concern. As discussed in Note 3 of those financial statements, the continuation of such company as a going concern is dependent upon management’s plans, which include the ability to successfully renegotiate the terms of its existing debt, obtain sufficient financing going forward and to generate sufficient cash flows from operations and otherwise meet its obligations as they come due. Its independent registered public accounting firm has included an explanatory paragraph indicating the existence of material uncertainty as to its ability to continue as a going concern. The Company believes that following this offering and the acquisition, the uncertainty surrounding its ability to continue as a going concern will be alleviated based upon the satisfaction of existing liabilities coupled with the existing and projected sales orders and cash flows, resulting in minimal, if any, negative impact on the ongoing business operations of the Company following the acquisition. However, there can be no assurance that Jibestream will be successful in its efforts and it may require additional unanticipated funding from the Company, which may have an adverse effect on the Company and its operations.

If Jibestream is unable to sell additional products and services to its customers and increase its overall customer base, our future revenue and operating results may suffer.

The future success of Jibestream depends, in part, on its ability to expand the deployment of its platform with existing customers and finding new customers to sell its products and services to. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. In addition, the rate at which Jibestream’s customers purchase additional products and services, and Jibestream’s ability to attract new customers, depends on a number of factors, including the perceived need for indoor mapping products and services, as well as general economic conditions. If Jibestream’s efforts to sell additional products and services are not successful, our business may suffer.

Jibestream also depends on its installed customer base for future licensing and support revenues. If customers choose not to continue renewing their licensing and support or seek to renegotiate the terms of licensing and support agreements prior to renewing such agreements, our revenue may decline.

Jibestream’s current research and development efforts may not produce successful products or features that result in significant revenue, cost savings or other benefits in the near future.

Developing products and related enhancements in our field is expensive. Jibestream’s investments in research and development may not result in significant design improvements, marketable products or features or may result in products that are more expensive than anticipated. Jibestream may not achieve the cost savings or the anticipated performance improvements expected, and Jibestream may take longer to generate revenue from products or feature enhancements in development, or generate less revenue than expected.

Jibestream’s future plans include meaningful investments in research and development and related product opportunities. Jibestream and our management believe that Jibestream must continue to dedicate a meaningful amount of resources to research and development efforts to maintain a competitive position. However, Jibestream may not receive increased revenue from these investments in the near future, or these investments may not yield the expected benefits, either of which could adversely affect our business and operating results.

If Jibestream’s products do not effectively interoperate with its customers’ IT infrastructure, installations could be delayed or cancelled, which would harm the business of Jibestream, and our financial condition, operating results and growth prospects.

Jibestream’s products must effectively interoperate with its customers’ existing or future IT infrastructure and indoor positioning systems, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, when problems occur in a company’s infrastructure, it may be difficult to identify the sources of these problems. If Jibestream finds errors in the existing software or defects in the hardware used in its customers’ infrastructure, Jibestream may have to modify its software so that its products will interoperate with the infrastructure of its customers. In such cases, Jibestream’s products may be unable to provide significant performance improvements for applications deployed in the infrastructure of its customers. These issues could cause longer installation times for Jibestream’s products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition. In addition, other customers may require products to comply with certain security or other certifications and standards. If Jibestream’s products are late in achieving or fail to achieve compliance with these certifications and standards, or competitors sooner achieve compliance with these certifications and standards, Jibestream may be unable to sell its products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.

Failure to protect Jibestream’s intellectual property rights could adversely affect our financial condition, operating results and growth prospects.

The success of both our company and Jibestream depends, in part, on our ability to protect proprietary methods and technologies that we develop under patent and other intellectual property laws of the United States so that we can prevent others from using our inventions and proprietary information. If we or Jibestream fail to protect intellectual property rights adequately, competitors might gain access to our technology, and our business might be adversely affected. However, defending our intellectual property rights might entail significant expenses. Any patents issued in the future may not provide us with any competitive advantages, and our patent applications may never be granted. The process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these patents will adequately protect our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are complex and often uncertain.

We may not be able to integrate Jibestream into our ongoing business operations, which may result in our inability to fully realize the intended benefits of the Jibestream acquisition, or may disrupt our current operations, which could have a material adverse effect on the our business, financial position and/or results of operations.

If we successfully consummate the acquisition of Jibestream, we plan to integrate the operations of Jibestream into our business, and this process involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management’s attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential loss of key personnel who choose not to remain with Jibestream or Inpixon;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating Jibestream’s information technology platforms, including implementing systems designed to continue to ensure that the Company maintains effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial and/or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and/or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the Jibestream acquisition, which could have a material adverse effect on our business, financial condition and/or results of operations.

Even if we are able to successfully integrate Jibestream into our business operations, we may not be able to realize the revenue and other synergies and growth that we anticipate from the acquisition as expected.

Even if we are able to successfully integrate Jibestream into within Inpixon, we may not be able to realize the revenue and other synergies and growth that we anticipate from the acquisition in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for Jibestream’s current and future products as expected;

●	the possibility that we may not be able to expand the reach and customer base for our products as expected;

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable; and

●	the fact that the acquisition will substantially expand our indoor mapping business, and we may not experience anticipated growth in that market.

As a result of these risks, the Jibestream acquisition and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the acquisition.

A significant portion of the purchase price for our acquisition of Jibestream is expected to be allocated to goodwill and intangible assets that are subject to periodic impairment evaluations. An impairment loss could have a material adverse impact on our financial condition and results of operations.

On a pro forma basis, we anticipate acquiring approximately $8.3 million of goodwill and intangible assets relating to our acquisition of Jibestream if this acquisition is consummated. As required by current accounting standards, we review intangible assets for impairment either annually or whenever changes in circumstances indicate that the carrying value may not be recoverable. The risk of impairment to goodwill is higher during the early years following an acquisition. This is because the fair values of these assets align very closely with what we paid to acquire the reporting units to which these assets are assigned. As a result, the difference between the carrying value of the reporting unit and its fair value (typically referred to as “headroom”) is smaller at the time of acquisition. Until this headroom grows over time, due to business growth or lower carrying value of the reporting unit, a relatively small decrease in reporting unit fair value can trigger impairment charges. When impairment charges are triggered, they tend to be material due to the size of the assets involved. Our business would be adversely affected, and impairment of goodwill could be triggered, if any of the following were to occur: higher attrition rates than planned as a result of the competitive environment or our inability to provide products and services that are competitive in the marketplace, lower-than-planned adoption rates by Jibestream customers, higher-than-expected expense levels to provide services to clients, and changes in our business model that may impact one or more of these variables.

We will incur substantial costs in connection with the Jibestream acquisition.

We and Jibestream expect to incur a number of non-recurring transaction fees and other costs associated with completing the Jibestream acquisition and combining the operations of the two companies, including legal and accounting fees and potential liabilities. These fees and costs will be substantial and many of them will be incurred regardless of whether the acquisition is consummated. Additional unanticipated costs may also be incurred in the integration of the businesses of Inpixon and Jibestream. If the total costs and indebtedness incurred in completing the Jibestream acquisition exceed estimates, the financial results of the combined company may be materially adversely affected, which may adversely affect the value of our common stock following the closing of the offering.

Consummation of the Jibestream acquisition may expose us to additional liabilities, and insurance and indemnification coverage may not fully protect us from these liabilities.

If the Jibestream acquisition is consummated, we may be exposed to unknown or contingent liabilities associated with Jibestream, and if these liabilities exceed our estimates, our results of operations and financial condition may be materially and negatively affected. As a part of the Jibestream acquisition, the Jibestream parties have agreed to indemnify us for any breaches of representations, warranties or covenants in the related Purchase Agreement, within the eighteen-month period following the closing of the acquisition. Indemnification of Inpixon is generally limited to shares of common stock of Inpixon representing 15% of the Purchase Price. Inpixon, through Inpixon Canada, Inc., will retain such shares to secure the indemnification and other obligations of the Jibestream parties and to secure the obligation of the Jibestream parties to pay any adjustment to the Purchase Price. Notwithstanding the foregoing, if indemnification claims exceed the value of such retained shares, indemnification of Inpixon by the Jibestream parties is subject to certain caps and floors, and Inpixon may be required to absorb losses relating to the Jibestream acquisition. While we reserve amounts to pay for any losses in connection with acquisitions in accordance with GAAP, those reserves may not be adequate over time to cover actual losses, and if any such losses exceed the reserved amount, we would recognize losses to the extent of such excess, which would adversely affect our net income and stockholders’ equity and, depending on the extent of such excess losses, could adversely affect our business.

The risks arising with respect to the historic business and operations of Jibestream may be different than we anticipate, which could significantly increase the costs and decrease the benefits of the acquisition and materially and adversely affect our operations going forward.

Although we performed significant financial, legal, technological and business due diligence with respect to Jibestream, we may not have appreciated, understood or fully anticipated the extent of the risks associated with the acquisition. As mentioned above, we have secured indemnification for certain matters from the former equity holders of Jibestream in order to mitigate the consequences of breaches of representations, warranties and covenants under the Purchase Agreement and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities, and certain matters known to us. We believe that the indemnification provisions of the Purchase Agreement, together with the Holdback Amount and insurance policies that Jibestream and we have in place will limit the economic consequences of the issues we have identified in our due diligence to acceptable levels. Notwithstanding our exercise of due diligence and risk mitigation strategies, the risks of the acquisition and the costs associated with these risks may be greater than we anticipate. We may not be able to contain or control the costs associated with unanticipated risks or liabilities, which could materially and adversely affect our business, liquidity, capital resources or results of operations.

Risks Related to Privacy and Cybersecurity Matters

New and amended laws and regulations regarding data privacy, cybersecurity and related regulatory activity may adversely affect our business.

New and amended laws and regulations regarding data privacy, cybersecurity and related regulatory activity may:

●	adversely impact the ability of customers to use our products and services in a legally compliant manner in their respective jurisdictions;

●	substantially narrow the permissible uses of our products and/or services, and thereby impair our ability to expand our business in the United States and multiple other jurisdictions;

●	prevent us from acquiring necessary rights in data collected by us and/or our customers using our API and related technology for the purpose of developing data-driven products and/or services in our current roadmap, and/or otherwise monetizing such data;

Regulatory investigations, enforcement actions and/or private party claims threatened, or commenced, against us or our customers may materially and adversely affect our business.

If we become subject to any regulatory investigations or private party claims, we may incur significant expenses in connection therewith, our defense to such investigations and actions may not be successful and may materially affect our business. Such matters may also affect users of our products and services which could expose us to liability or make customers and potential customers less likely to use our products and services.

Evolving US and global regulation and changes in applicable laws relating to data privacy and cybersecurity may increase our expenditures related to compliance efforts or otherwise limit the solutions we can offer, which may harm our business and adversely affect our financial condition.

As the digital economy continues to evolve, there are new and amended laws and increased regulation regarding data privacy by federal, state and foreign jurisdictions. We are particularly sensitive to these risks because data is a critical component of our roadmap for offering “software as a service”, or SaaS applications, expanding our market to the commercial sector, and developing data-driven products. Any law or regulation restricting the collection or processing of data could result in a decline in the use of our products and/or services, and harm our business.

The U.S. and numerous state governments (including California, with the California Consumer Privacy Act of 2018, or “CCPA”) have adopted or proposed limitations on the collection, distribution and use of personal information. Several foreign jurisdictions, including the European Union and the United Kingdom, have adopted legislation (including directives or regulations) that increase or change the requirements governing data collection and storage in these jurisdictions. Proposed or new legislation and regulations could also significantly affect our business. There currently are a number of proposals pending before federal, state, and foreign legislative and regulatory bodies. The European Union General Data Protection Regulation (“GDPR”), which became effective in May 2018, imposes substantial obligations on entities that receive or process personal data of individuals located in the European Economic Area (“EEA”). We strive not to collect personal data from EEA individuals, but we may not always be successful at avoiding such collection and/or at anonymizing such data if and when it’s collected. Our future products and/or services may collect personal data as defined under GDPR, the CCPA or other applicable data protection laws, and we will be required to expend time, effort and money to ensure that our products and/or services comply with such laws, and our efforts may not be successful. For example, we may be required to obtain consent and/or offer new controls to existing and new users in the EEA or California before processing data. The GDPR includes significant penalties for non-compliance, as does the CCPA which also permits private causes of actions by California consumers. We also operate in several other jurisdictions including Canada and India, with stringent and evolving data protection laws.

Violations of these laws, or allegations of such violations, could subject us to litigation, regulatory investigations, cash and non-cash penalties for noncompliance, disrupt our operations, involve significant management distraction and result in a material adverse effect on our business, financial condition and results of operations. Moreover, if future laws and regulations limit our customers’ ability to use our products and/or services, use and share the data they collect, or our ability to continue providing all or part of our products and/or services, or store, process and share data with our customers, demand for our solutions could decrease, our costs could increase, and our results of operations and financial condition could be harmed.

The provision of SaaS business services may expose us to enhanced risks from breaches of our cloud environment or information technology systems, which could damage our reputation, vendor, and customer relationships, and our customers’ access to our services.

The provision of SaaS business services may expose us to enhanced risk of cyber-attacks and their associated costs, expenses and reputational harm. Our SaaS service will include storage of customer collected data in a cloud environment that we select. We face a number of threats to our cloud environment and our own networks in the form of unauthorized access, security breaches and other system disruptions. It is critical to our business strategy that our cloud environment and internal infrastructure remains secure and is perceived by customers and partners to be secure. We have implemented reasonable security measures in compliance with applicable laws, regulatory requirements and industry best practices. Despite our security measures, our cloud environment or information technology systems may be vulnerable to attacks by hackers, internal employee error, or other disruptive problems. Any such security breach may compromise information used or stored on our cloud or our networks and may result in significant data losses or theft of our, our customers’, or our business partners’ valuable data including personal data. A cybersecurity breach could negatively affect our reputation by adversely affecting the market’s perception of the security or reliability of our products or services. In addition, a cyber-attack could result in other negative consequences, including remediation costs, disruption of internal operations, increased cybersecurity protection costs, lost revenues or litigation, which could have a material adverse effect on our business, results of operations and financial condition.

We intend to rely on third party cloud service providers to operate certain aspects of our SaaS service offerings and any disruption of or interference with our use of these services could negatively impact our operations and materially and adversely affect our business.

We rely on third party cloud service providers to operate certain aspects of our SaaS service offerings. Any disruption of or interference with our use of these services could negatively impact our operations and materially and adversely affect our business.

Risks Related to this Offering

Future sales of our common stock or other securities, or the perception that future sales may occur, may cause the market price of our common stock to decline, even if our business is doing well.

Sales of substantial amounts of our common stock or other securities, or the perception that these sales may occur, could materially and adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. For example, in June 2018, the SEC declared effective a shelf registration statement filed by us. This shelf registration statement allows us to issue any combination of our common stock, preferred stock, warrants, units, debt securities and subscription rights from time to time until expiry in June 2021 for an aggregate initial offering price of up to $300 million, subject to certain limitations for so long as our public float is less than $75 million. The specific terms of future offerings, if any, under this shelf registration statement would be established at the time of such offering. Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under this shelf registration statement may cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this shelf registration statement, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

In addition, in connection with the acquisition of certain assets of GTX and the proposed acquisition of Jibestream, we agreed to file a registration statement with the SEC registering the resale of shares of our common stock issued to GTX and issuable to stockholders of Jibestream. The filing of such registration statement and the existence of these registration rights may result in the perception of or actual sales of substantial amounts of shares of our common stock in the public market following this offering, which could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We had outstanding 14,195,201 shares of common stock as of July 16, 2019, of which 1,850,793 shares of common stock are restricted securities that may be sold only in accordance with the resale restrictions under Rule 144 of the Securities Act. In addition, as of July 16, 2019, there were 202 shares issuable upon conversion of 1 share of Series 4 Convertible Preferred Stock, 37,838 shares of common stock issuable upon conversion of 126 shares of Series 5 Convertible Preferred Stock, 3,978,539 shares subject to outstanding warrants, 4,912,623 shares subject to outstanding options under the Company’s equity incentive plans, 39 shares subject to options not under such plans, 1,100 shares of common stock reserved for issuance to investor relations firms, an additional 158,224 shares reserved for future issuance under the Company’s Amended and Restated 2011 Employee Stock Incentive Plan and up to an additional 2,403,953 shares of common stock which may be issued under the Company’s 2018 Employee Stock Incentive Plan that will become, or have already become, eligible for sale in the public market to the extent permitted by any applicable vesting requirements, lock-up agreements, if any, Rule 144 under the Securities Act or in connection with their registration under the Securities Act. The issuance or sale of such shares could depress the market price of our common stock.

In the future, we also may issue our securities if we need to raise additional capital. The number of new shares of our common stock issued in connection with raising additional capital could constitute a material portion of the then-outstanding shares of our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 250,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our common stock may be delisted from The Nasdaq Capital Market if we cannot satisfy Nasdaq’s continued listing requirements in the future.

Between November 2015 and May 2018, we received four deficiency letters from Nasdaq indicating that we did not comply with certain Nasdaq continued listing requirements. Such deficiencies were later cured. However, on May 30, 2019, we received another deficiency letter from Nasdaq indicating that, based on our closing bid price for the last 30 consecutive business days, we do not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a period of 180 calendar days, or until November 26, 2019, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. In the event that we do not regain compliance within this 180-day period, we may be eligible to seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice to us that our common stock will be subject to delisting.

The notice does not result in the immediate delisting of the Company’s common stock from The Nasdaq Capital Market. The Company intends to monitor the closing bid price of the Company’s common stock and consider its available options in the event that the closing bid price of the Company’s common stock remains below $1.00 per share. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements. As of the date of this prospectus, we have not regained compliance. There can be no assurance that we would pursue a reverse stock split or be able to obtain the approvals necessary to effect a reverse stock split. In addition, there can be no assurance that, following any reverse stock split, the per share trading price of our common stock would remain above $1.00 per share or that we would be able to continue to meet other listing requirements. If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

An investment in the common stock and related warrants offered in this offering is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the common stock and related warrants offered in this offering is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

We are the subject of an investigation by the SEC Division of Enforcement, which has required us to expend significant financial and managerial resources. The resolution of that investigation may have a material adverse effect on our business, financial condition, results of operations and cash flows.

In February 2019, we received a subpoena from the SEC’s Division of Enforcement pursuant to a formal SEC order of investigation requiring us to produce documents and other information relating to our public announcement on January 9, 2018 that we intended to incorporate blockchain technology into our future product offerings and a public financing transaction undertaken by us in proximity to that announcement. We have cooperated with the SEC’s investigation and have provided documents and information requested in the subpoena, as modified by agreement with the SEC. Although we believe that we have fully complied with all relevant laws and regulations, there can be no assurance that the SEC will not commence an enforcement action against us or members of our management, or as to the ultimate resolution of any enforcement action that the SEC may decide to bring. Under applicable law, the SEC has the ability to impose significant sanctions on companies and individuals who are found to have violated the provisions of applicable federal securities laws, including cease and desist orders, civil money penalties, and barring individuals from serving as directors or officers of public companies. We have expended significant financial and managerial resources responding to the SEC subpoena. Defending any enforcement action brought by the SEC against us or members of our management would involve further significant expenditures and the resolution of any such enforcement action could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

We presently do not intend to pay cash dividends on our common stock.

We have never paid cash dividends in the past, and we currently anticipate that no cash dividends will be paid on the common stock in the foreseeable future.

We may be or may become the target of securities litigation, which is costly and time-consuming to defend.

In the past, following periods of market volatility in the price of a company’s securities or the reporting of unfavorable news, security holders have often instituted class action litigation. If the market value of our securities experience adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to suffer.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur. For example, we have a currently effective registration statement that permits us to sell shares of our common stock from time to time at prevailing market prices, which could result in dilution to investors in this offering.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Each warrant will have an exercise price of not less than 100% but not more than 120% of the combined public offering price per share and related warrants and will expire on the fifth anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no public market for the warrants to purchase shares of our common stock or shares of Series 6 Preferred being offered in this offering.

There is no established public trading market for the warrants or shares of Series 6 Preferred being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or Series 6 Preferred on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the warrants and Series 6 Preferred will be limited.

The market price of our common stock may never exceed the exercise price of the warrants issued in connection with this offering.

The warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the warrants prior to their date of expiration. Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $16.2 million, assuming the sale of $18.0 million of our securities in this offering, after deducting the estimated underwriting discount and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants.

A $0.10 increase (decrease) in the assumed combined public offering price of $0.43 per share and related warrants would increase (decrease) the net proceeds to us from this offering by approximately $3.9 million, assuming the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares of our common stock and related warrants we are offering. An increase (decrease) of 1 million in the number of shares and related warrants sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $396,000, assuming that the assumed combined public offering price per share and related warrants and the related warrant coverage remains the same.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus for the following purposes:

●	Approximately CAD $5,000,000, which is equal to approximately $3,744,500 based on a Canadian dollar to U.S. dollar exchange rate of 0.7489 as of March 31, 2019, as partial consideration to complete the acquisition of Jibestream. See “Summary - Pending Acquisition – Jibestream Inc.” for the terms of this transaction and additional information concerning Jibestream.

●	Approximately $1.9 million to repay that certain promissory note, dated as of June 27, 2019 (also referred to herein as the “Note”), that is required to be repaid upon completion of this offering. The Note accrues interest at a rate of 10% per annum, matures on March 27, 2020 and the net proceeds from the Note were used for general working capital purposes.

●	The remaining net proceeds will be used for working capital and general corporate purposes (including research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables). Additionally, we may use a portion of the net proceeds of this offering to finance future acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, except with respect to Jibestream, we currently have no commitments with respect to any such acquisitions or investments. We expect to use any proceeds we receive from any cash exercise of warrants for substantially the same purposes and in substantially the same manner.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2019:

●	on an actual basis as of March 31, 2019;

●	on an as adjusted basis to give effect to the assumed sale of 41,860,465 shares of our common stock and related warrants to purchase an aggregate of up to 62,790,697 shares of our common stock in this offering at an assumed combined public offering price of $0.43 per share and related warrants, the last reported sale price of our common stock on The Nasdaq Capital Market on July 23, 2019, after deducting the underwriting discount and estimated offering expenses payable by us. The table below assumes no exercise of the warrants, no value is attributed to the warrants, and the warrants are classified and accounted for as equity.

Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with the section of this prospectus titled “Use of Proceeds,” as well as our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report for the year ended December 31, 2018 and our Quarterly Report for the three months ended March 31, 2019, each of which is incorporated by reference herein.

	As of March 31, 2019 (in thousands, except number of shares and par value data)
	Actual	As Adjusted (1)
Cash and cash equivalents	$3,830	$20,015
Stockholders’ Equity:
Preferred stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible Preferred Stock - 10,185 shares authorized; 1 and 1 issued, and 1 and 1 outstanding, actual and as adjusted, and Series 5 Convertible Preferred Stock - 12,000 shares authorized; 1,938 and 1,938 issued, and 1,938 and 1,938 outstanding, actual and as adjusted	–	–
Common Stock - $0.001 par value; 250,000,000 shares authorized; 6,987,937 and 48,848,402 issued and outstanding, actual and as adjusted	7	49
Additional paid-in capital	136,482	152,667
Treasury stock, at cost, 13 shares	(695)	(695)
Accumulated other comprehensive income	18	18
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(122,917)	(122,917)
Stockholders’ Equity Attributable to Inpixon	12,895	29,122
Non-controlling Interest	13	13
Total stockholders’ equity	12,908	29,135

(1)	A $0.10 increase (decrease) in the assumed combined public offering price of $0.43 per share and related warrants would increase (decrease) our as adjusted cash and our as adjusted total stockholders’ equity by approximately $3.9 million, assuming the number of shares and related warrants offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares of our common stock and related warrants we are offering. An increase (decrease) of 1 million in the number of shares and related warrants sold in this offering would increase (decrease) our as adjusted cash and our as adjusted total stockholders’ equity by approximately $396,000, assuming that the assumed combined public offering price per share and the related warrant coverage remains the same.

The foregoing table is based on 6,987,937 shares of our common stock outstanding as of March 31, 2019 and excludes, as of that date, the following:

●	215 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $27,292.02 per share;

●	2,772,209 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $2.52 per share;

●	39 shares of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $43,392.86;

●	158,212 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan plus any additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	2,544,167 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan plus any additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	5,371,452 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $12.43 per share;

●	202 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $4.96 per share;

●	1,100 shares of common stock reserved for issuance to investor relations firms; and

●	581,982 shares of common stock issuable upon conversion of 1,938 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $3.33 per share.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “INPX”. The following table sets forth the high and low sales prices per share of our common stock as reported on The Nasdaq Capital Market for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. All prices reflect the Reverse Splits.

Fiscal Year Ending December 31, 2019	High	Low
Third Quarter (through July 23, 2019)	$0.8057	$0.4151
Second Quarter	$1.78	$0.57
First Quarter	$5.35	$1.01

Fiscal Year Ended December 31, 2018
Fourth Quarter	$20.40	$2.62
Third Quarter	$11.12	$4.327
Second Quarter	$50.7338	$5.0314
First Quarter	$455.8946	$43.1866

Fiscal Year Ended December 31, 2017
Fourth Quarter	$767.2465	$254.7424
Third Quarter	$1,227.6699	$239.0176
Second Quarter	$5,799.3219	$817.6918
First Quarter	$5,849.3489	$3,122.0731

Holders of Record

According to our transfer agent, as of July 16, 2019, we had approximately 527 shareholders of record of our common stock. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. Our stock transfer agent is Computershare Trust Company, N.A., Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202.

Dividend Policy

We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business; we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant. Holders of Series 4 Convertible Preferred Stock, Series 5 Convertible Preferred Stock and Series 6 Preferred will not be entitled to receive any dividends, unless and until specifically declared by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 16, 2019, regarding the beneficial ownership of our common stock by the following persons:

●	Each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC);

●	each director;

●	all of our executive officers and directors as a group; and

●	each person or entity who, to our knowledge, owns more than 5% of our common stock.

Except as indicated in the footnotes to the following table, subject to applicable community property laws, each stockholder named in the table has sole voting and investment power. Unless otherwise indicated, the address for each stockholder listed is c/o Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 16, 2019, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder. The information provided in the following table is based on our records, information filed with the SEC, and information furnished by our stockholders.

Name of Beneficial Owner	Amount and nature of beneficial ownership		Percent of Class (1)
Named Executive Officers and Directors
Nadir Ali	430,829	(2)	2.9%
Leonard Oppenheim	20,009	(3)	*
Kareem Irfan	20,006	(4)	*
Tanveer Khader	20,126	(5)	*
Soumya Das	258,410	(6)	1.8%
Wendy Loundermon	301,497	(7)	2.1%
All executive officers and directors as a group (6 persons)	955,043	(8)	6.9%
More than 5% Beneficial Owner
GTX Corp (9)	1,000,000	(10)	7.0%

*	Represents beneficial ownership of less than 1%.
(1)	Based on 14,195,201 shares outstanding on July 16, 2019.
(2)	Includes (i) 32 shares of common stock held of record by Nadir Ali, (ii) 430,745 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019, (iii) 3 shares of common stock held of record by Lubna Qureishi, Mr. Ali’s wife, (iv) 3 shares of common stock held of record by Naheed Qureishi, Mr. Ali’s mother-in-law, (v) 15 shares of common stock held of record by the Qureishi Ali Grandchildren Trust, of which Mr. Ali is the joint-trustee (with his wife Lubna Qureishi) of the Qureishi Ali Grandchildren Trust and has shared voting and investment control over the shares held, and (vi) 31 shares of common stock held of record by the Qureishi 1998 Family Trust, of which Mr. Ali’s father-in-law, A. Salam Qureishi, is the sole trustee and has voting and investment control over the shares held.
(3)	Includes (i) 6 shares of common stock held of record by Mr. Oppenheim, and (ii) 20,003 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019.
(4)	Includes (i) 3 shares of common stock held of record by Mr. Irfan and (ii) 20,003 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019.
(5)	Includes (i) 120 shares of common stock owned directly by SyHolding Corp., (ii) 3 shares of common stock held of record by Mr. Khader and (iii) 20,003 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019. Tanveer Khader holds the power to vote and dispose of the SyHolding Corp. shares.
(6)	Includes (i) 4 shares of common stock held of record by Mr. Das and (ii) 258,406 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019.
(7)	Includes (i) 1 shares of common stock held of record by Ms. Loundermon and (ii) 301,496 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019.
(8)	Includes (i) 55 shares of common stock held directly, or by spouse or relative, (ii) 166 shares of common stock held of record by entities, and (iii) 954,822 shares of common stock issuable upon exercise of options exercisable within 60 days of July 16, 2019.
(9)	The board of directors of GTX Corp, comprised of Patrick E. Bertagna, Christopher M. Walsh, Louis Rosenbaum and Andrew Duncan, has sole voting and investment control and power over such shares. None of the members of its board of directors has individual voting and investment power with respect to such shares and disclaims beneficial ownership of such shares. The mailing address of this beneficial holder is 117 W. 9th Street, Suite 1214, Los Angeles, CA 90015.
(10)	Includes 1,000,000 shares of common stock held of record by GTX Corp; provided; however, that 100,000 shares are subject to certain holdback restrictions and forfeiture for the purpose of satisfying indemnification claims in accordance with that certain Asset Purchase Agreement, by and between Inpixon and GTX Corp, dated June 27, 2019.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

As of July 16, 2019, we had 255,000,000 authorized shares of capital stock, par value $0.001 per share, of which 250,000,000 were shares of common stock and 5,000,000 were shares of “blank check” preferred stock. As of July 16, 2019, we had 14,195,201 shares of common stock outstanding and held by 527 stockholders of record, 1,100 shares of common stock reserved for issuance to investor relations firms, 1 share of Series 4 Convertible Preferred Stock and 126 shares of Series 5 Convertible Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock.

Conversion Price Adjustment

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Series 4 Convertible Preferred Stock

Our board of directors designated 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 4 Preferred). As of July 16, 2019, there was one share of Series 4 Preferred outstanding convertible into 202 shares of common stock. Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the designated preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred are entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred are entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred.

Conversion. Each share of Series 4 Preferred is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the conversion price equal to the current conversion price of $4.96 per share (subject to adjustment described below).

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $4.96. The current conversion price is $4.96.

Series 5 Convertible Preferred Stock

Our board of directors designated 12,000 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (also referred to herein as the Series 5 Preferred). As of July 16, 2019, there were 126 shares of Series 5 Preferred outstanding convertible into 37,838 shares of common stock. Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the designated preferred stock.

Conversion. Each share of Series 5 Convertible Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Convertible Preferred Stock by a conversion price of $3.33 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Convertible Preferred Stock will not have the right to convert any portion of the Series 5 Convertible Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 5 Convertible Preferred Stock, the holders of the Series 5 Convertible Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Convertible Preferred Stock.

Dividends. Holders of Series 5 Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Convertible Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Convertible Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Convertible Preferred Stock. Shares of Series 5 Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Outstanding Warrants

As of July 16, 2019, we have warrants issued and outstanding for the purchase of up to 3,978,539 shares of our common stock, at exercise prices ranging from $3.33 to $43,200. The warrants are held by 68 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
March 20, 2013	5	From March 20, 2013 to March 20, 2020 (except the Lock-Up Period as defined in the warrant)	$16,200
August 29, 2013	4	From August 29, 2013 to August 29, 2020 (except the Lock-Up Period as defined in the warrant)	$43,200
June 30, 2017	141	June 30, 2017 to June 30, 2022	$360
August 9, 2017	917	From August 9, 2017 to August 9, 2022	$660
January 8, 2018	15,003	From February 2, 2018 to February 2, 2023	$120
February 20, 2018	1,080,669	From February 20, 2018 to February 20, 2023	$25.36
April 24, 2018	2,769,000	From April 24, 2018 to April 24, 2023	$4.96
January 15, 2019	112,800	From January 15, 2019 to January 15, 2024	$3.33

Options

As of July 16, 2019, there were 158,424 shares of common stock authorized for issuance under the 2011 Employee Stock Incentive Plan, of which 200 shares of common stock are underlying outstanding options having a weighted average exercise price of $28,119.54 per share, 7,316,376 shares of common stock available for issuance under the 2018 Employee Stock Incentive Plan, of which 4,912,423 shares of common stock are underlying outstanding options having a weighted average exercise price of $1.69 and 39 shares of common stock underlying outstanding options not under the 2011 or 2018 Employee Stock Incentive Plan having a weighted average of $43,392.86 per share.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law, which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Capital Market Listing

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “INPX.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 41,860,465 shares of our common stock together with Series A warrants to purchase up to an aggregate of 41,860,465 shares of our common stock and Series B warrants to purchase up to an aggregate of 20,930,232 shares of our common stock based on an assumed combined offering price of $0.43 the last reported sale price of our common stock on The Nasdaq Capital Market on July 23, 2019. Each share of our common stock is being sold together with a Series A warrant to purchase one share of common stock and a Series B warrant to purchase 0.50 of a share of common stock. The shares of our common stock and related warrants will be issued separately. We are also registering the shares of our common stock issuable from time to time upon the exercise of the warrants offered hereby.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase shares of Series 6 Preferred, convertible into a number of shares of common stock equal to $1,000 divided by the combined public offering price per share and related warrants. Each share of Series 6 Preferred is being sold together with the equivalent number of Series A warrants and Series B warrants as would have been issued to such purchaser of Series 6 Preferred if they had purchased shares of common stock based on the combined public offering price per share and related warrants. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the conversion of the Series 6 Preferred offered hereby.

Common Stock

The material terms of our common stock and our other capital stock are described in the section of this prospectus entitled “Description of Capital Stock” beginning on page 27 of this prospectus.

Series 6 Preferred

The following summary of certain terms and provisions of the Series 6 Preferred that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the certificate of designation of the Series 6 Preferred, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the certificate of designation of the Series 6 Preferred for a complete description of the terms and conditions of the Series 6 Preferred.

The purpose of the Series 6 Preferred is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, up to 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital in the Company without triggering their ownership restrictions, by receiving Series 6 Preferred in lieu of our common stock which would result in such ownership of more than 4.99% (or up to 9.99%), and receive the ability to convert their shares of Series 6 Preferred into shares of our common stock at a later date.

Conversion. Each share of Series 6 Preferred will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 6 Preferred by a conversion price equal to the combined public offering price per share and related warrants. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 6 Preferred will not have the right to convert any portion of the Series 6 Preferred to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 6 Preferred, the holders of the Series 6 Preferred will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 6 Preferred.

Dividends. Holders of Series 6 Preferred shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 6 Preferred has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 6 Preferred will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 6 Preferred were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 6 Preferred. Shares of Series 6 Preferred are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Transferability. Subject to applicable laws, the Series 6 Preferred may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Series 6 Preferred and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series 6 Preferred on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series 6 Preferred will be limited.

Warrants

The following summary of certain terms and provisions of the Series A warrants and Series B warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the forms of which have been filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of each Series A warrant and Series B warrant for a complete description of the terms and conditions of the warrants.

Form. The warrants will be issued as individual warrant agreements to the investors.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be        , 2019, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, up to 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The warrants will have an exercise price of not less than 100% but not more than 120% of the combined public offering price per share and related warrants. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants. In addition, the Series A warrants also provide that, beginning 30 days after the issuance date, such warrants may be exercised at the option of the holder on a cashless basis, in whole or in part for a whole number of shares, for 0.70 of the shares that would be received upon cash exercise, if on the date of exercise, the volume weighted average price of our common stock is higher than the then applicable exercise price per share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If we effect a fundamental transaction, then upon any subsequent exercise of the warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity; (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another party) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another party whereby such other party or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other party making or party to, or associated or affiliated with the other parties making or party to, such stock or share purchase agreement or other business combination). Any successor to us or surviving entity shall assume the obligations under the warrants and shall, at the option of the holder, deliver to the holder in exchange for the warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the warrant immediately prior to the consummation of such fundamental transaction). In addition, as further described in the warrants, in the event of any fundamental transaction, the holders of the Warrants will have the right to require us to purchase the warrants for an amount in cash equal to the value of the warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable fundamental transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable fundamental transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction and (ii) the highest VWAP (as defined in the warrant) during the period beginning on the trading day immediately preceding the announcement of the applicable fundamental transaction and ending on the trading day immediately preceding the consummation of the applicable fundamental transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date (“Black Scholes Value”) provided, however, if the fundamental transaction is not within our control, including not approved by our board of directors, the holders shall only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value) of the unexercised portion of the warrant, that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock, our Series 6 Preferred or the related warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a Non-U.S. holder’s particular circumstances or to a Non-U.S. holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers of or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain U.S. expatriates, citizens or former long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	real estate investment trusts or regulated investment companies;

●	pension plans;

●	partnerships, or other entities or arrangements treated as partnerships for United States federal income tax purposes, or investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	tax-qualified retirement plans;

●	controlled foreign corporations;

●	persons subject to special tax accounting rules under Section 451(b) of the Code;

●	passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax; or

●	persons that acquire our common stock as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for United States federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax rules or under the laws of any United States state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price

For U.S. federal income tax purposes, the purchase of shares of our common stock and related warrants in this offering will be treated as the purchase of multiple components: a component consisting of one share and two components each consisting of one of the two warrants to purchase shares of common stock. Alternatively, for those acquiring the Series 6 Preferred, the purchase of the Series 6 Preferred and related warrants in this offering will be treated as the purchase of multiple components: a component consisting of one share of Series 6 Preferred and two components consisting of one warrant to purchase a total of 2,326 shares of common stock (rounded up to the nearest whole share) and one warrant to purchase a total of 1,163 shares of common stock (rounded up to the nearest whole share), assuming a combined public offering price of $0.43 per share and related warrants, the last reported sale price of our common stock on The Nasdaq Capital Market on July 23, 2019. The purchase price for the shares (whether common stock or Series 6 Preferred) and related warrants will be allocated between these components in proportion to their relative fair market values at the time the shares and the related warrants are purchased. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each share and each warrant.

A holder’s allocation of the purchase price between the shares and the related warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each holder should consult its own tax advisor regarding the allocation of the purchase price between the shares and the related warrants.

Tax Considerations Applicable to U.S. Holders

Definition of U.S. Holder

In general, a “U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Gain on Sale or Other Taxable Disposition of the Shares or the Related Warrants

Upon the sale, exchange or other taxable disposition of shares of common stock, shares of Series 6 Preferred, or the related warrants, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the shares (or shares received upon exercise of the related warrants) or the warrants (as applicable). This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in shares of stock (or shares received upon exercise of the related warrants) or the warrants (as applicable) is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Exercise of the Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a warrant and the related receipt of shares of our common stock upon exercise thereof  (unless cash is received in lieu of the issuance of a fractional share of common stock upon exercise). A U.S. holder’s initial tax basis in a share of our common stock received upon exercise of a warrant will be equal to the sum of  (a) such U.S. holder’s tax basis in the warrant plus (2) the exercise price paid by such U.S. holder on the exercise of such warrant. A U.S. holder’s holding period in a share of common stock received exercise of a warrant should begin on the day after the date that such warrant is exercised by such U.S. holder.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into shares of common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Certain Adjustments to the Warrants or the Series 6 Preferred

An adjustment to the number of shares of our common stock that will be issued upon the exercise of a warrant or conversion of a share of Series 6 Preferred, or an adjustment to the exercise price of a warrant, may be treated as a constructive distribution to a U.S. holder of the warrant or share depending on the circumstances of such adjustment under Section 305 of the Code if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our earnings and profits as determined under U.S. federal income tax principles or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of the warrants or conversion price of the Series 6 Preferred made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

Conversion of the Series 6 Preferred

A U.S. holder generally will not recognize gain or loss upon the conversion of a share of Series 6 Preferred into common stock. A U.S. holder’s initial tax basis in the shares of our common stock received upon the conversion of a share of Series 6 Preferred will be equal to such U.S. holder’s tax basis in the share of Series 6 Preferred. A U.S. holder’s holding period for the shares of our common stock received upon the conversion of a share of Series 6 Preferred will include the U.S. holder’s holding period in such share of Series 6 Preferred.

Lapse of the Warrants

If a U.S. holder allows a warrant to expire unexercised, such U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the warrant. Because the term of the warrants purchased in this offering is more than one year, the U.S. holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions on the Common Stock or the Series 6 Preferred

If we pay distributions of cash or property with respect to our common stock or our Series 6 Preferred (including constructive distributions), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our common stock or our Series 6 Preferred. Any remaining excess will be treated as capital gain. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussion below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock, preferred stock or warrants unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●	we are or were a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Dividend Equivalents

Section 871(m) of the Code treats as dividends from sources within the United States, and therefore subject to withholding of U.S. federal income tax at a 30% rate (or such lower applicable treaty rate) certain payments or deemed payments on certain financial instruments to the extent that such payments or deemed payments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Regulations promulgated under Section 871(m), certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments that reference U.S. stocks may be treated as dividend equivalents. Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Under IRS and U.S. Treasury guidance Section 871(m) will apply only to “delta-one” instruments issued prior to 2021. A “delta one” instrument is one in which the ratio of the change in the fair market value of the instrument to the change in the fair market value of the property referenced by the contract is equal to 1.00. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the warrants.

Backup Withholding and Information Reporting

Generally, we must file information returns annually to the IRS in connection with any dividends on our common stock paid to a non-U.S. holder, regardless of whether any tax was actually withheld. A similar report will be sent to the non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder’s country of residence. Payments of dividends or of proceeds on the disposition of stock made to a non-U.S. holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such non-U.S. holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a non-U.S. person. Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-United States entities. The legislation imposes a 30% withholding tax on dividends on or after January 1, 2019, and subject to the discussion of the proposed U.S. Treasury Regulations below, the gross proceeds from the sale or other disposition of, our securities paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury.

The U.S. Department of the Treasury recently released proposed regulations, which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or disposition of our securities. In its preamble to the proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our securities, and the possible impact of these rules on the entities through which they hold our securities, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, our Series 6 Preferred or the related warrants, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Maxim Group LLC (“Maxim”), acting as the representatives of the several underwriters named below (collectively, the “Representatives”), with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the shares of our common stock, shares of Series 6 Preferred and corresponding Series A warrants and Series B warrants listed next to their respective name in the following table:

Underwriter	Number of Shares of Common Stock and Related Warrants	Number of Shares of Series 6 Preferred and Related Warrants
Ladenburg Thalmann & Co. Inc.	$	$
Maxim Group LLC	$	$
Total	$	$

The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares of common stock, shares of Series 6 Preferred and warrants but is not responsible for the commitment of any other underwriter to purchase such securities. The underwriters are committed to purchase and pay for all of the securities if any are purchased.

The underwriters have advised us that they propose to offer the shares of our common stock, shares of Series 6 Preferred and related warrants to the public at the respective public offering prices set forth on the cover page of this prospectus and to certain dealers at the combined public offering price less a concession not in excess of $ per share of our common stock and related warrants or $         per share of Series 6 Preferred and related warrants. After this offering, the public offering price and concession to dealers may be changed by the Representatives. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of our common stock, shares of our Series 6 Preferred and related warrants are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Underwriter Compensation

The following table shows the public offering price, underwriting discount payable to the underwriters by us and proceeds before expenses to us:

		Per Share of Common Stock and Related Warrants		Per Share of Series 6 Preferred and Related Warrants		Total
Public offering price	$		$		$
Underwriting discount	$		$		$
Proceeds to us, before expenses	$		$		$

In addition to the underwriting discount, we paid Ladenburg a cash fee of $25,000, have agreed to pay the underwriters a non-accountable expense allowance of 1% of the gross proceeds of this offering and have agreed to reimburse the underwriters for up to $100,000 of the fees and expenses of the underwriters, including the fees and expenses of counsel to the underwriters. We paid Ladenburg an advance against expenses in the amount of $55,000, which will be applied against actual, out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering. Any portion of the expense advance will be returned to us to the extent that offering expenses are not actually incurred by the underwriters in compliance with FINRA Rule 5110(f)(2)(C). The cash fee, the non-accountable expense allowance and the fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discount set forth in the table above. The underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc., or FINRA, to be underwriting compensation under its rules. The underwriting discount and other items of compensation the underwriters will receive were determined through arms’ length negotiations between us and the underwriters. We estimate that total expenses payable by us in connection with this offering, excluding the underwriting discount, the cash fee paid to Ladenburg and the non-accountable expense allowance referred to above, will be approximately $375,000.

Indemnification

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our officers and directors have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the Representatives, for a period of 90 days after the date of this prospectus. We have also agreed not to issue or register additional shares of common stock or securities convertible into, exercisable for, or exchangeable into, shares of our common stock for such 90-day period. These lock-up agreements provide certain exceptions, including, but not limited to, exceptions permitting us, subject to certain limitations, to issue securities as consideration pursuant to acquisitions, dispositions or strategic transactions approved by a majority of our disinterested directors, and their restrictions may be waived at any time by the Representatives.

Price Stabilization, Short Positions and Penalty Bids

The underwriters have advised us that they do not intend to conduct any stabilization or over-allotment activities in connection with this offering.

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on The Nasdaq Capital Market. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

The underwriters or syndicate members may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus.

Other Relationships

The underwriters and each of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have in the past, and may in the future, receive customary fees and commissions for these transactions. Maxim previously served as the dealer-manager in connection with our rights offering, which was closed in January 2019, pursuant to the terms of that certain Dealer-Manager Agreement, dated as of December 7, 2019, as amended. In accordance with that agreement, for a period of six (6) months from the date of commencement of sale of the rights offering, we granted Maxim the right of participation to act as book runner or manager with at least 50.0% of the economics for any and all public and private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us or any of our subsidiaries or successor entities.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada. The offering of the securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the securities may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 - Prospectus Exemptions, and as a “permitted client” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the common stock is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the securities by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive each, a Relevant Member State, no offer to the public of any of our securities will be made, other than under the following exemptions:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the issuer for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock will result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or any supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer so as to enable an investor to decide to purchase or subscribe for any of our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Listing Authority or approved by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of section 86(7) of FSMA that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons. Accordingly, this document has not been approved by an authorized person, as would otherwise be required by Section 21 of FSMA. Any purchaser of shares of common stock and warrants resident in the United Kingdom will be deemed to have represented to us and the underwriters, and acknowledge that each of us and the underwriters are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. As of the date of this prospectus, MSK and certain principals of the firm own securities of our company representing in the aggregate less than five percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus. MSK may receive securities offered pursuant to the registration statement of which this prospectus is a part in connection with the satisfaction of outstanding legal fees payable to MSK. Although MSK is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future.  Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2018 and 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

MNP LLP, independent registered public accounting firm, has audited the financial statements of Jibestream Inc. for the years ended December 31, 2018 and 2017, included in our Current Report on Form 8-K/A filed with the SEC on July 25, 2019, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on MNP LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 28, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the SEC on May 14, 2019;

●	our Current Reports on Form 8-K, as filed with the SEC on January 8, 2019, January 15, 2019, January 18, 2019, January 29, 2019, February 8, 2019, February 20, 2019, February 22, 2019, April 5, 2019, April 12, 2019, April 25, 2019, May 3, 2019, May 22, 2019, May 30, 2019, June 13, 2019, June 20, 2019, June 25, 2019, June 27, 2019, July 1, 2019, July 5, 2019, July 10, 2019 and July 11, 2019, and on Form 8-K/A, as filed with the SEC on July 25, 2019; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes the accompanying prospectus and prior to the filing of a post-effective amendment to the registration statement containing the accompanying prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

41,860,465 Shares of Common Stock

or

18,000 Shares of Series 6 Convertible Preferred Stock

and

Series A Warrants to Purchase up to 41,860,465 Shares of Common Stock

Series B Warrants to Purchase up to 20,930,232 Shares of Common Stock

PROSPECTUS

Joint Book-Running Managers

Ladenburg Thalmann	Maxim Group LLC

          , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee	$6,109
FINRA filing fee	$8,060
Legal fees and expenses	$300,000
Accounting fees and expenses	$35,000
Transfer agent fees	$5,000
Miscellaneous	$20,831
TOTAL	$375,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities that arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (c) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Corporate By-Laws at Article X, provide that the Company has accepted a provision indemnifying to the full extent permitted by the law, thereby eliminating or limiting the personal liability of directors, officers, employees or corporate agents for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) Acts or omissions involving willful misconduct, gross negligence, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute 78.300.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since January 1, 2016, the Company has made the following sales of unregistered securities (after giving effect to a 1-for-15 reverse stock split effective March 1, 2017, a 1-for-30 reverse stock split effective February 6, 2018 and a 1-for-40 reverse stock split effective November 2, 2018).

Stock Issuances

1.	During the year ended December 31, 2016, the Company issued 11 shares of common stock for services, which were fully vested upon the date of issuance. The Company recorded an expense of $371,000 for the fair value of those shares.

2.	During the year ended December 31, 2016, the Company issued an aggregate of 86 shares of common stock for the settlement of $2,895,000 of amounts accrued in accordance with the terms of the LightMiner Asset Purchase Agreement, dated April 24, 2015. As of December 31, 2016, the fair value of $567,000 was accrued and held in escrow, which represented 16 shares of common stock. Subsequent to December 31, 2016, the escrow was released and the Company issued the shares for settlement of the liability.

3.	On November 21, 2016, the Company issued 29 shares of restricted common stock in connection with the purchase of Integrio Technologies, LLC. The Company recorded the $101,000 value of the shares as part of the purchase price of the assets during the year ended December 31, 2016.

4.	During the three months ended March 31, 2017, the Company issued 2 shares of common stock related to the acquisition of Integrio Technologies, LLC, which were fully vested upon the date of grant. The Company recorded an expense of $7,050 for the fair value of those shares.

5.	During the three months ended March 31, 2017, the Company issued 3 shares of common stock for services, which were fully vested upon the date of grant. The Company recorded an expense of approximately $14,100 for the fair value of those shares.

6.	During the three months ended March 31, 2017, the Company issued 16 shares of common stock for the settlement of $567,000 of shares held in escrow related to the LightMiner asset acquisition dated April 24, 2015.

7.	During the three months ended June 30, 2017, the Company issued 44 shares of common stock for services, which were fully vested upon the date of grant. The Company recorded an expense of approximately $144,800 for the fair value of those shares.

8.	During the three months ended September 30, 2017, the Company issued 82 shares of common stock for services, which were fully vested upon the date of grant. The Company recorded an expense of $87,000 for the fair value of those shares.

9.	During the three months ended December 31, 2017, the Company issued 133 shares of common stock for services, which were fully vested upon the date of grant. The Company recorded an expense of approximately $55,000 for the fair value of those shares.

10.	On October 8, 2018, the Company issued 37,500 shares of common stock to a consultant for services. The Company recorded an expense of approximately $465,000 for the fair value of those shares.

11.	On February 28, 2019, the Company issued 200,000 shares of common stock to a consultant for services. The Company recorded an expense of approximately $242,000 for the fair value of those shares.

12.	On April 10, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $2,689,868.23 as of April 10, 2019, entered into an exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $500,000 and then cause the outstanding balance of the original note to be reduced by $500,000; and (ii) exchange the partitioned note for the delivery of 626,566 shares of common stock at an effective price per share equal to $0.798. The shares were delivered on April 12, 2019.

13.	On April 24, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $2,198,399.77 as of April 24, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $400,000 and then cause the outstanding balance to be reduced by $400,000; and (ii) exchange the partitioned note for the delivery of 444,988 shares of common stock at an effective price per share equal to $0.8989. The shares were delivered to the note holder on April 25, 2019.

14.	On May 21, 2019, the Company, through its wholly owned subsidiary, Inpixon Canada, Inc., as purchaser (the “Purchaser”), completed its acquisition (the “Acquisition”) of Locality Systems Inc. pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, the Company issued 650,000 shares of common stock as part of the aggregate consideration for the Acquisition.

15.	On May 28, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $1,815,462.74 as of May 28, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $250,000 and then cause the outstanding balance to be reduced by $250,000; and (ii) exchange the partitioned note for the delivery of 312,891 shares of common stock, at an effective price per share equal to $0.799. The shares were delivered to the note holder on May 29, 2019.

16.	On June 13, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $1,572,434.87 as of June 13, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $150,000 and then cause the outstanding balance to be reduced by $150,000; and (ii) exchange the partitioned note for the delivery of 239,044 shares of common stock, at an effective price per share equal to $0.6275. The shares were delivered to the note holder on June 14, 2019.

17.	On June 20, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $1,425,203.02 as of June 20, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $200,000 and then cause the outstanding balance to be reduced by $200,000; and (ii) exchange the partitioned note for the delivery of 317,461 shares of common stock, at an effective price per share equal to $0.63. The shares were delivered to the note holder on June 21, 2019.

18.

On June 25, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $1,226,905.63 as of June 25, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $200,000 and then cause the outstanding balance to be reduced by $200,000; and (ii) exchange the partitioned note for the delivery of 327,869 shares of common stock, at an effective price per share equal to $0.61. The shares were delivered to the note holder on June 26, 2019.

19.	On June 26, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $1,027,190.88 as of June 26, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $135,000 and then cause the outstanding balance to be reduced by $135,000; and (ii) exchange the partitioned note for the delivery of 228,814 shares of common stock, at an effective price per share equal to $0.59. The shares were delivered to the note holder on June 27, 2019.

20.	On June 27, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $892,438.72 as of June 27, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $170,000 and then cause the outstanding balance to be reduced by $170,000; and (ii) exchange the partitioned note for the delivery of 228,814 shares of common stock, at an effective price per share equal to $0.616. The shares were delivered to the note holder on June 28, 2019.

21.	On June 27, 2019, the Company acquired GTX in accordance with that certain Asset Purchase Agreement. As part of the consideration for such acquisition, the Company issued 1,000,000 shares of its common stock to GTX. Of such shares, 100,000 shares are subject to certain holdback restrictions and forfeiture for the purpose of satisfying indemnification claims.

22.	On July 5, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $724,045.70 as of July 5, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $178,500 and then cause the outstanding balance to be reduced by $178,500; and (ii) exchange the partitioned note for the delivery of 350,000 shares of common stock, at an effective price per share equal to $0.51. The shares were delivered to the note holder on July 8, 2019.

23.	On July 9, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $546,152.11 as of July 9, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $204,000 and then cause the outstanding balance to be reduced by $204,000; and (ii) exchange the partitioned note for the delivery of 400,000 shares of common stock, at an effective price per share equal to $0.51. The shares were delivered to the note holder on July 10, 2019.

24.	On July 9, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”), with Inpixon Canada Inc., a wholly owned subsidiary of Inpixon (the “Purchaser”), Jibestream Inc., a British Columbia corporation (“Jibestream”), each of the persons set forth on Exhibit A of the Purchase Agreement (each, a “Vendor” and collectively, the “Vendors”) and Chris Weigand, as a Vendor and Vendors’ representative, pursuant to which the Purchaser will acquire all of the issued and outstanding shares of Jibestream. As part of the transaction consideration, the Company will issue the Vendors a number of shares of common stock equal to CAD $3,000,000 divided by the lesser of (a) the price per share at which the securities are issued in the offering described in this registration statement and (b) the average closing price of the Company’s common stock as reported or quoted by the Nasdaq Stock Market for the five trading days immediately preceding the closing. The Company intends to issue these shares (a) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions and (b) in reliance on an exemption from registration provided by Regulation S of the Securities Act inasmuch as the Vendors are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) and the requirements of Rule 903 under the Securities Act were otherwise met.

25.	On July 10, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with an outstanding balance of $342,247.15 as of July 10, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $127,500 and then cause the outstanding balance to be reduced by $127,500; and (ii) exchange the partitioned note for the delivery of 250,000 shares of common stock, at an effective price per share equal to $0.51. The shares were delivered to the note holder on July 11, 2019.

26.	On July 11, 2019, the Company and the holder of that certain outstanding promissory note, issued on October 12, 2018, with a remaining outstanding balance of $214,806.81 as of July 11, 2019, entered into another exchange agreement, pursuant to which the Company and the note holder agreed to (i) partition a new promissory note in the form of the original note in the original principal amount equal to $214,806.81 and then cause the outstanding balance to be reduced by $214,806.81; and (ii) exchange the partitioned note for the delivery of 403,772 shares of common stock, at an effective price per share equal to $0.532. The shares were delivered to the note holder on July 12, 2019.

Debenture and Series 1 Convertible Preferred Stock Related Issuances

1.	On August 9, 2016, the Company issued to Hillair Capital Investments L.P. (“Hillair”) (i) an 8% Original Issue Discount Senior Convertible Debenture (the “Debenture”) in an aggregate principal amount of $5,700,000 due on August 9, 2018 and (ii) 2,250 shares of Series 1 Convertible Preferred Stock, par value $0.001 per share, for an aggregate purchase price of $5,000,000.

2.	On April 20, 2017, the Company issued to Hillair 92 shares of the Company’s common stock in payment for an interest amount of $315,700 due on May 9, 2017 at an interest conversion rate equal to $86.10 per share.

3.	On May 9, 2017, the Company issued 83 shares of the Company’s common stock upon conversion of 2,250 shares of the Company’s Series 1 Convertible Preferred Stock by Hillair.

4.	During December 2017, 5,725 shares of the Company’s common stock were issued to pay $1,649,000 in principal of the Debenture at a conversion rate equal to $7.20 per share.

5.	During December 2017, 827 shares of the Company’s common stock were issued to pay $158,000 in principal of the Debenture at a conversion rate equal to $4.77 per share.

6.	On February 5, 2018, the holder of the Debenture delivered a conversion notice to the Company pursuant to which it converted $300,000 of principal of the Debenture into 1,254 shares of the Company’s common stock. Such shares of common stock were issued on February 6, 2018.

7.	On February 7, 2018, the holder of the Debenture delivered a conversion notice to the Company pursuant to which it converted $400,000 of principal of the Debenture into 2,982 shares of the Company’s common stock.

8.	On February 9, 2018, the holder of the Debenture delivered a final conversion notice to the Company pursuant to which it converted $317,000 of principal of the Debenture into 2,645 shares of the Company’s common stock, which paid the Debenture in full.

Other Convertible Debt Related Issuances

May 31, 2017 Subordinated Convertible Promissory Notes

On May 31, 2017, the Company issued and sold subordinated convertible promissory notes in an aggregate principal amount of $2,200,000 due on May 31, 2018 for an aggregate purchase price of $2,000,000, representing an approximately 9% original issue discount.

November 17, 2017 Convertible Promissory Note

On November 17, 2017, the Company issued a $1,745,000 principal face amount convertible promissory note to an accredited investor which yielded net proceeds of $1,500,000 to the Company (the “November 17, 2017 Note”).

Pursuant to an exchange agreement dated October 5, 2018, the Company and the note holder partitioned a new convertible promissory note in the principal amount of $1,536,649.00 to reduce the outstanding balance of the November 17, 2017 Note by the same amount and exchanged the partitioned note for the delivery of 142,282 shares of common stock, at an effective price per exchange share equal to $10.80. The offer and sale of the exchange shares was not registered under the Securities Act, in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the exchange shares were being issued in exchange for the partitioned note which was another outstanding security of the Company; (b) there was no additional consideration of value being delivered by the note holder in connection with the exchange; and (c) there were no commissions or other remuneration being paid by the Company in connection with the exchange.

Pursuant to an exchange agreement dated January 29, 2019, the Company and the note holder partitioned a new convertible promissory note in the principal amount of $383,768.07 to reduce the outstanding balance of the November 17, 2017 Note by the same amount and exchanged the partitioned note for the delivery of 172,869 shares of common stock, at an effective price per exchange share equal to $2.22.  Following this partition and exchange, the November 17, 2017 Note was paid in full.  The offer and sale of the exchange shares was not registered under the Securities Act, in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the exchange shares were being issued in exchange for the partitioned note which was another outstanding security of the Company; (b) there was no additional consideration of value being delivered by the note holder in connection with the exchange; and (c) there were no commissions or other remuneration being paid by the Company in connection with the exchange.

Issuances of Warrants and Exchange Shares

December 2016 Warrants and Exchange Shares

On December 15, 2016, the Company sold, in a registered offering, 278 shares of common stock at a purchase price of $7,200 per share to certain investors (the “December 2016 Purchasers”).  Concurrently with the sale of the common stock, the Company also issued warrants to purchase up to 208 shares of common stock (the “December 2016 Warrants”) to the December 2016 Purchasers. The Company engaged Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC as exclusive placement agent for the issuance and sale of common stock and warrants.

Pursuant to exchange agreements dated December 15, 2017, the Company issued up to an aggregate of 1,667  shares of the Company’s common stock to the December 2016 Purchasers, in exchange for the termination and cancellation of the December 2016 Warrants.  The offer and sale of the exchange shares was not registered under the Securities Act, in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the exchange shares were being issued in exchange for the December 2016 Warrants which were other outstanding securities of the Company; (b) there was no additional consideration of value being delivered by the holders in connection with the exchange; and (c) there were no commissions or other remuneration being paid by the Company in connection with the Exchange.

August 2017 Warrants

On August 9, 2017, the Company issued warrants to purchase up to an aggregate of 917  shares of common stock to certain purchasers in consideration for such purchasers’ exercise of certain warrants issued by the Company in a registered offering pursuant to that certain warrant agency agreement dated as of June 30, 2017.

January 2018 Warrants

On January 8, 2018, the Company sold, in a registered offering, an aggregate of 14,996 shares of the Company’s common stock, at a purchase price of $212.40 per share to certain investors.  Concurrently with the sale of the common stock, the Company also issued warrants to purchase up to 14,996 shares of common stock to the purchasers of common stock.  Roth Capital Partners, LLC acted as the exclusive placement agent for this sale and issuance of the common stock and warrants.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder). The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon any stock certificates issued in these transactions.

ITEM 16. Exhibits.

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 25th day of July, 2019.

INPIXON

By:	/s/ Nadir Ali
Nadir Ali
Chief Executive Officer

By:	/s/ Wendy Loundermon
Wendy Loundermon
VP of Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadir Ali	Chief Executive Officer and Director	July 25, 2019
Nadir Ali	(Principal Executive Officer

/s/ Wendy Loundermon	VP of Finance and Director	July 25, 2019
Wendy Loundermon	(Principal Financial and Accounting Officer)

*	Director	July 25, 2019
Leonard A. Oppenheim

*By:	/s/ Nadir Ali
Nadir Ali Attorney-in-fact

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement.					X

2.1†	Asset Purchase and Merger Agreement dated March 1, 2013 by and among Sysorex Global Holdings Corp., Lilien, LLC and Lilien Systems.	S-1	333-190574	2.1	August 12, 2013

2.2	Agreement and Plan of Merger dated August 31, 2013 by and among Sysorex Global Holdings Corp., Sysorex Merger Sub, Inc., Shoom, Inc. and the Shareholder Representative.	S-1	333-191648	2.4	October 9, 2013

2.3	Agreement and Plan of Merger dated as of December 20, 2013, by and among Sysorex Global Holdings Corp., AirPatrol Corporation, AirPatrol Acquisition Corp. I, AirPatrol Acquisition Corp. II, and Shareholders Representative Services LLC.	S-1/A	333-191648	2.6	January 21, 2014

2.4	Amendment No. 1 to Agreement and Plan of Merger dated February 28, 2014 with AirPatrol Corporation.	S-1/A	333-191648	2.7	March 13, 2014

2.5	Amendment No. 2 to Agreement and Plan of Merger dated April 18, 2014 with AirPatrol Corporation.	8-K	001-36404	2.8	April 24, 2014

2.6	Waiver and Amendment No. 3 to Agreement and Plan of Merger dated May 30, 2014 with AirPatrol Corporation.	S-1	333-198502	12.9	August 29, 2014

2.7†	Asset Purchase Agreement, dated as of April 24, 2015, between Sysorex Global Holdings Corp., LightMiner Systems, Inc. and Chris Baskett.	8-K	001-36404	2.1	April 30, 2015

2.8	Agreement and Plan of Merger, dated as of December 14, 2015, between Sysorex Global Holdings Corp. and Sysorex Global.	8-K	001-36404	10.3	December 18, 2015

2.9†	Asset Purchase Agreement, dated November 14, 2016, among Integrio Technologies, LLC, Emtec Federal, LLC, Sysorex Government Services, Inc. and Sysorex Global.	8-K	001-36404	2.1	November 18, 2016

2.10	Amendment No. 1 to Asset Purchase Agreement, dated as of November 21, 2016, by and among Sysorex Global, Sysorex Government Services, Inc., Integrio Technologies, LLC and Emtec Federal, LLC.	8-K	001-36404	2.2	November 28, 2016

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

2.11	Agreement and Plan of Merger, dated as of February 27, 2017, between Sysorex Global and Inpixon.	8-K	001-36404	2.1	March 1, 2017

2.12	Agreement and Plan of Merger, dated as of July 25, 2018, between Inpixon USA and Sysorex, Inc.	8-K	001-36404	2.1	July 31, 2018

2.13	Separation and Distribution Agreement, dated August 7, 2018 between Inpixon and Sysorex, Inc.	10-Q	001-36404	2.1	August 13, 2018

2.14	Amendment No. 1 to Separation and Distribution Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.	8-K	001-36404	10.5	September 4, 2018

2.15†	Share Purchase Agreement, dated May 21, 2019, by and among Inpixon, Inpixon Canada, Inc., Locality Systems Inc., Kirk Moir, in his capacity as the Sellers’ Representative, the Sellers and Garibaldi Capital Advisors Ltd.	8-K	001-36404	2.1	May 22, 2019

2.16†	Asset Purchase Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.	8-K	001-36404	2.1	July 1, 2019

2.17†	Share Purchase Agreement, dated July 9, 2019, by and among Inpixon, Inpixon Canada, Inc., Jibestream Inc., the Vendors, and Chris Weigand, in his capacity as the Vendors’ Representative.	8-K	001-36404	2.1	July 11, 2019

3.1	Restated Articles of Incorporation.	S-1	333-190574	3.1	August 12, 2013

3.2	Certificate of Amendment to Articles of Incorporation (Increase Authorized Shares).	S-1	333-218173	3.2	May 22, 2017

3.3	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	April 10, 2014

3.4	Articles of Merger (renamed Sysorex Global).	8-K	001-36404	3.1	December 18, 2015

3.5	Articles of Merger (renamed Inpixon).	8-K	001-36404	3.1	March 1, 2017

3.6	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.2	March 1, 2017

3.7	Certificate of Amendment to Articles of Incorporation (authorized share increase).	8-K	001-36404	3.1	February 5, 2018

3.8	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	February 6, 2018

3.9	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	November 1, 2018

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.10	Bylaws, as amended.	S-1	333-190574	3.2	August 12, 2013

4.1	Specimen Stock Certificate of the Company.	S-1	333-190574	4.1	August 12, 2013

4.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 4 Convertible Preferred Stock.	8-K	001-36404	3.1	April 24, 2018

4.3	Certificate of Designation of Series 5 Convertible Preferred Stock, dated as of January 14, 2019.	8-K	001-36404	3.1	January 15, 2019

4.4	Promissory Note, dated as of October 12, 2018.	8-K	001-36404	4.1	October 18, 2018

4.5	Promissory Note, dated as of December 21, 2018.	8-K	001-36404	4.1	December 31, 2018

4.6	Warrant to purchase common stock dated March 20, 2013 held by Bridge Bank N.A.	S-1	333-190574	4.3	August 12, 2013

4.7	Warrant to purchase common stock dated August 29, 2013 held by Bridge Bank N.A.	S-1	333-191648	4.5	October 9, 2013

4.8	Form of Warrant Agency Agreement.	S-1/A	333-218173	4.7	June 23, 2017

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.9	Form of Additional Warrant.	8-K	001-36404	4.1	August 9, 2017

4.10	Form of Warrant.	8-K	001-36404	4.1	January 9, 2018

4.11	Form of Warrant.	8-K	001-36404	4.1	February 16, 2018

4.12	Form of Warrant.	8-K	001-36404	4.1	April 24, 2018

4.13	Form of Warrant.	8-K	001-36404	4.1	January 15, 2019

4.14	Form of Warrant Agency Agreement.	8-K	001-36404	4.2	January 15, 2019

4.15	Promissory Note, dated as of May 3, 2019.	8-K	001-36404	4.1	May 3, 2019

4.16	Promissory Note, dated as of June 27, 2019.	8-K	001-36404	4.1	June 27, 2019

4.17	Form of Series A Warrant for this Offering.					X

4.18	Form of Series B Warrant for this Offering.					X

4.19	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 6 Convertible Preferred Stock.					X

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP.					X

10.1+	Amended and Restated 2011 Employee Stock Incentive Plan.	S-8	333-195655	10.22	May 2, 2014

10.2+	Form of Incentive Stock Option Agreement.	8-K	001-36404	10.9	October 27, 2014

10.3+	Form of Non-Qualified Stock Option Agreement.	8-K	001-36404	10.5	October 27, 2014

10.4+	Form of Restricted Stock Award Agreement.	8-K	001-36404	10.6	October 27, 2014

10.5+	2018 Employee Stock Incentive Plan.	S-8	333-229374	99.1	January 25, 2019

10.6+	2018 Employee Stock Incentive Plan Form of Incentive Stock Option Agreement.	8-K	001-36404	10.1	May 18, 2018

10.7+	2018 Employee Stock Incentive Plan Form of Non-Qualified Stock Option Agreement.	8-K	001-36404	10.2	May 18, 2018

10.8+	Director Services Agreement with Leonard A. Oppenheim dated October 21, 2014.	8-K	001-36404	10.1	October 27, 2014

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.9+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Leonard A. Oppenheim dated February 4, 2019.	10-K	001-36404	10.9	March 28, 2019

10.10+	Director Services Agreement with Kareem M. Irfan dated October 21, 2014.	8-K	001-36404	10.3	October 27, 2014

10.11+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Kareem M. Irfan dated February 4, 2019.	10-K	001-36404	10.11	March 28, 2019

10.12+	Director Services Agreement with Tanveer A. Khader dated October 21, 2014.	8-K	001-36404	10.4	October 27, 2014

10.13+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Tanveer A. Khader dated February 4, 2019.	10-K	001-36404	10.13	March 28, 2019

10.15+	Amended and Restated Employment Agreement by and between the Company and Nadir Ali	10-Q	001-36404	10.14	May 15, 2018

10.16+	Employment Agreement, effective as of October 1, 2014, between Wendy Loundermon and the Company.	8-K	001-36404	10.8	October 27, 2014

10.17+	Employment Agreement dated November 4, 2016, by and between Sysorex USA and Soumya Das.	10-K	001-36404	10.51	April 17, 2017

10.18+	Amended Compensation Terms for Soumya Das	10-Q	001-36404	10.9	August 13, 2018

10.19+	Amendment to Employment Agreement dated August 31, 2018 among Inpixon, Sysorex, Inc. and Soumya Das	8-K	001-36404	10.8	September 4, 2018

10.20	Lease Agreement dated August 21, 2014, by and between ECI Two Bayshore LLC and Sysorex Global Holdings Corp.	10-K	001-36404	10.57	April 17, 2017

10.21	Commercial Lease Amendment dated September 19, 2016, by and between 424116 B.C. Ltd. and Sysorex Canada Corp.	10-K	001-36404	10.53	April 17, 2017

10.22	Amended and Restated GemCap Loan and Security Agreement: Payplant Loan and Security Agreement, by and among GemCap Lending, LLC, Inpixon, Inpixon USA, Inpixon Federal, Inc. and Payplant LLC, as agent for Payplant Alternatives Fund LLC.	8-K	001-36404	10.1	August 18, 2017

10.23	Payplant Client Agreement by and among Inpixon, Inpixon USA, Inpixon Federal, Inc. and Payplant LLC.	8-K	001-36404	10.2	August 18, 2017

10.24	Amendment 1 to Payplant Client Agreement dated August 31, 2018 between Inpixon, Sysorex, Inc., Sysorex Government Services, Inc. and Payplant LLC.	8-K	001-36404	10.6	September 4, 2018

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.25	Transition Services Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.	8-K	001-36404	10.1	September 4, 2018

10.26	Tax Matters Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.	8-K	001-36404	10.2	September 4, 2018

10.27	Employee Matters Agreement dated August 31, 2018 between Inpixon and Sysorex, Inc.	8-K	001-36404	10.3	September 4, 2018

10.28	Assignment and Assumption Agreement dated August 31, 2018 between members of the Inpixon Group and members of the Sysorex Group	8-K	001-36404	10.4	September 4, 2018

10.29	Note Purchase Agreement, dated as of October 12, 2018.	8-K	001-36404	10.1	October 18, 2018

10.30	Note Purchase Agreement, dated as of December 21, 2018.	8-K	001-36404	10.1	December 31, 2018

10.31	Global Amendment, dated February 8, 2019.	8-K	001-36404	10.1	February 8, 2019

10.32	Dealer-Manager Agreement, dated December 7, 2018, between Maxim Group LLC and Inpixon.	8-K	001-36404	1.1	December 7, 2018

10.33	Amendment to Dealer-Manager Agreement, dated January 14, 2019, between Maxim Group LLC and Inpixon.	8-K	001-36404	1.1	January 15, 2019

10.34	Note Purchase Agreement, dated as of December 31, 2018, by and between Inpixon and Sysorex, Inc.	8-K	001-36404	10.2	December 31, 2018

10.35	Sysorex Secured Promissory Note, dated as of December 31, 2018.	8-K	001-36404	10.3	December 31, 2018

10.36	First Amendment Agreement, dated as of February 4, 2019, between Inpixon and Sysorex, Inc.	8-K	001-36404	10.2	February 8, 2019

10.37+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Leonard A. Oppenheim dated February 4, 2019.	10-K	001-36404	10.9	March 28, 2019

10.38+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Kareem M. Irfan dated February 4, 2019.	10-K	001-36404	10.11	March 28, 2019

10.39+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Tanveer A. Khader dated February 4, 2019.	10-K	001-36404	10.13	March 28, 2019

10.40	Second Amendment Agreement, dated as of April 2, 2019, between Inpixon and Sysorex, Inc.	8-K	001-36404	10.1	April 5, 2019

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.41†	Note Purchase Agreement, dated as of May 3, 2019.	8-K	001-36404	10.1	May 3, 2019

10.42#	Das Commission Plan.	10-Q	001-36404	10.11	May 14, 2019

10.43	General Security Agreement, dated May 21, 2019, executed by Locality Systems Inc. in favor of the Sellers.	8-K	001-36404	10.1	May 22, 2019

10.44	Guaranty Agreement, dated May 21, 2019, executed by Inpixon in favor of the Sellers.	8-K	001-36404	10.2	May 22, 2019

10.45	Third Amendment Agreement, dated as of May 22, 2019, between Inpixon and Sysorex, Inc.	8-K	001-36404	10.3	May 22, 2019

10.46	Note Purchase Agreement, dated as of June 27, 2019.	8-K	001-36404	10.2	June 27, 2019

10.47†	Patent Assignment and License-Back Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.	8-K	001-36404	10.1	July 1, 2019

10.48†	Patent License Agreement, dated June 27, 2019, by and between Inpixon and Inventergy.	8-K	001-36404	10.4	July 1, 2019

10.49†	Patent License Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.	8-K	001-36404	10.2	July 1, 2019

10.50†#	Consulting Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.	8-K	001-36404	10.5	July 1, 2019

10.51	Form of Promissory Note.	8-K	001-36404	10.6	July 1, 2019

21	List of Subsidiaries of the Company.	10-K	001-36404	21	March 28, 2019

23.1	Consent of Marcum LLP.					X

23.2	Consent of MNP LLP					X

23.3	Consent of Mitchell Silberberg & Knupp LLP. (included in Exhibit 5.1).					X

24.1	Power of Attorney.	S-1	333-232448	Included on signature page	June 28, 2019

99.1	Jibestream’s Audited Consolidated Financial Statements and the notes related thereto.	8-K/A	001-36404	99.1	July 25, 2019

99.2	Jibestream’s Interim Unaudited Consolidated Financial Statements and the notes related thereto.	8-K/A	001-36404	99.2	July 25, 2019

99.3	Inpixon and Jibestream’s Unaudited Pro Form Condensed Combined Financial Statements and the notes related thereto.	8-K/A	001-36404	99.3	July 25, 2019

+	Indicates a management contract or compensatory plan.
†	Exhibits, schedules and similar attachments have been omitted pursuant to Item 601 of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.
#	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.